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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COMMERCE ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

COMMERCE ENERGY GROUP, INC.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(714) 259-2500

June 4, 2009

Dear Fellow Stockholder,

        You are cordially invited to attend a special meeting of stockholders of Commerce Energy Group, Inc. to be held at 10:00 a.m. local time, on July 16, 2009, at The Hilton Costa Mesa, located at 3050 Bristol Street, Costa Mesa, California 92626 (the "Special Meeting"). At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Plan of Liquidation and Dissolution described in the accompanying proxy statement and attached thereto as Annex A (the "Plan of Liquidation").

        After careful consideration, our sole director has determined that the Plan of Liquidation and the liquidation and dissolution of Commerce Energy Group. Inc. pursuant thereto are advisable and in the best interests of our stockholders and recommends that you vote "FOR" the adoption of the Plan of Liquidation.

        Your vote is important, regardless of the number of shares of common stock you own. We cannot liquidate and dissolve unless the Plan of Liquidation is adopted by the affirmative vote of the holders of outstanding shares of our common stock representing at least a majority of the shares entitled to vote at the Special Meeting. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the Plan of Liquidation. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid reply envelope, or submit your proxy by telephone or by Internet by following the instructions on your proxy card. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any previously submitted proxy.

        The attached proxy statement provides you with detailed information about the Special Meeting, the Plan of Liquidation and the liquidation and dissolution of Commerce Energy Group, Inc. A copy of the Plan of Liquidation is attached as Annex A to the enclosed proxy statement. We encourage you to read the attached proxy statement and the Plan of Liquidation carefully and in their entirety. You may also obtain more information about Commerce Energy Group, Inc. from documents we have filed with the Securities and Exchange Commission.

Sincerely,

C. Douglas Mitchell Chief Financial Officer and Secretary

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Plan of Liquidation or the liquidation and dissolution of Commerce Energy Group, Inc., passed upon the merits or fairness of the Plan of Liquidation or the liquidation and dissolution of Commerce Energy Group, Inc., or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated June 4, 2009 and is first being mailed to stockholders of Commerce Energy Group, Inc. on or about June 9, 2009.

COMMERCE ENERGY GROUP, INC.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(714) 259-2500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held July 16, 2009

To the Stockholders of Commerce Energy Group, Inc.:

        A special meeting of stockholders of Commerce Energy Group, Inc., a Delaware corporation, will be held at 10:00 a.m. local time, on July 16, 2009 at The Hilton Costa Mesa, located at 3050 Bristol Street, Costa Mesa, California 92626 (the "Special Meeting"), for the following purposes:

          1.     To consider and vote upon a proposal to adopt the Plan of Liquidation described in the attached proxy statement and attached thereto as Annex A (the "Plan of Liquidation").

          2.     To consider and vote upon a proposal to adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the Plan of Liquidation.

        Our sole director has specified the close of business on May 29, 2009 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Commerce Energy Group, Inc. common stock held on the record date.

        Regardless of whether you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting. If you have Internet access, we encourage you to submit your proxy via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted "FOR" the adoption of the Plan of Liquidation and "FOR" the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

        THE SOLE DIRECTOR OF COMMERCE ENERGY GROUP, INC. RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE PLAN OF LIQUIDATION.

By Order of the Sole Director,

C. Douglas Mitchell Chief Financial Officer and Secretary
Costa Mesa, California June 4, 2009

ADDITIONAL INFORMATION

        For additional questions about the Plan of Liquidation and Dissolution, assistance in submitting proxies or voting shares of Commerce Energy Group, Inc. common stock, or for additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
 proxy@mackenziepartners.com
(800) 322-2885 (toll-free)
or
 (212) 929-5500 (call collect)

i

ii

COMMERCE ENERGY GROUP, INC.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(714) 259-2500

 PROXY STATEMENT

        Commerce Energy Group, Inc. (the "Company") is soliciting proxies to be voted at a special meeting of stockholders of the Company to be held on July 16, 2009 at The Hilton Costa Mesa, located at 3050 Bristol Street, Costa Mesa, California 92626, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and described herein. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is June 9, 2009.

        The sole director of the Company has fixed the close of business on May 29, 2009 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share ("Common Stock"). As of the Record Date, 30,762,118 shares of Common Stock were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.

INTRODUCTORY NOTE

        Subsequent to the consensual foreclosure by our secured creditors, previously disclosed in the Company's Current Report on Form 8-K/A (Amendment No. 1) filed with the Securities and Exchange Commission ("SEC") on December 15, 2008, the Company made a special distribution to its stockholders of $0.085 per share, which constituted substantially all of the available assets of the Company.

        We are now left with the final step in the process of winding up the affairs of the Company and we are asking for your help. In order to effect an orderly dissolution of the Company in accordance with the Delaware General Corporation Law, we need our stockholders to adopt the Plan of Liquidation.

 SUMMARY TERM SHEET

        At the Special Meeting, we are asking our stockholders to adopt the Plan of Liquidation and Dissolution attached as Annex A to this Proxy Statement (the "Plan of Liquidation"). The following summary briefly describes the material terms of the Plan of Liquidation and the proposed liquidation and dissolution of the Company. This summary term sheet does not contain all of the information that may be important to you in evaluating the Plan of Liquidation and the proposed liquidation and dissolution of the Company. To understand fully the terms of the Plan of Liquidation and the proposed liquidation and dissolution of the Company, we encourage you to carefully read this Proxy Statement, the Plan of Liquidation and the other documents to which this Proxy Statement refers you in their entirety. We have included page references in this summary term sheet to direct you to a more complete discussion of certain topics in this Proxy Statement.

Plan of Liquidation

General (see page 30)

        If the Plan of Liquidation is adopted by the stockholders, we plan to:

  •
  file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

  •
  wind up our business affairs and complete the liquidation of our remaining non-cash assets, if any; and

  •
  pay or attempt to adequately provide for the payment of our known obligations and liabilities.

No Further Distributions Anticipated (see page 31)

        The Company does not currently anticipate making any further distributions to its stockholders.

Potential Liability of Stockholders; No Contingency Reserve (see page 32)

        Although the Company believes it adequately provided for its expenses and liabilities prior to making the distribution to stockholders in December 2008, under the Delaware General Corporation Law, if the Company fails to create an adequate contingency reserve to pay its expenses and liabilities during the three-year period following the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware, each stockholder could be held liable for payment to the Company's creditors of such stockholder's pro rata share of amounts owed to such creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder. The Company has not created a contingency reserve because it distributed all of its available funds to the stockholders in the December 2008 cash distribution related to the Consensual Foreclosure transaction, discussed herein. In addition, based upon the current analysis of the Company's sole director and sole executive officer, the establishment of a contingency reserve is not warranted, even if the Company had funds to commit to establish such a reserve.

Amendment, Modification, Abandonment or Delay of the Plan of Liquidation (see page 32)

        If the Plan of Liquidation is adopted by the stockholders, our sole director may modify, amend, abandon or delay the Plan of Liquidation, without further stockholder approval, to the extent permitted by applicable law, if he deems it advisable to do so; however, as of June 4, 2009, the sole director does not reasonably foresee himself taking such action.

Final Record Date; No Further Trading of Common Stock (see page 33)

        The Company intends to close its stock transfer books and discontinue recording transfers of Common Stock on the next business day after the conclusion of the Special Meeting (the "Adoption

Date"). Thereafter, certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Adoption Date, we will not issue any new stock certificates. It is anticipated that no further trading of our shares will occur on or after the Adoption Date.

Absence of Appraisal Rights (see page 33)

        Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan of Liquidation.

Material U.S. Federal Income Tax Consequences of the Plan of Liquidation and the Liquidation and Dissolution of the Company (see page 33)

        We believe that the Company has sufficient available net operating losses to offset any income or gain that might be recognized as a result of the proposed liquidation and dissolution of the Company. Accordingly, the proposed liquidation and dissolution of the Company should not result in a tax liability to the Company for federal income tax purposes. For federal income tax purposes, each stockholder should recognize a loss equal to his, her or its remaining tax basis in the shares of Common Stock owned by him, her or it, if any.

Interests of the Company's Directors and Executive Officers (see page 35)

        No person who has been a director or executive officer of the Company since August 1, 2007 has any substantial interest, direct or indirect, by security interest or otherwise, in the Plan of Liquidation, except as set forth below. Until the earlier of his resignation or a further determination by the Company's sole director, the Company's sole remaining executive officer, C. Douglas Mitchell, will receive cash compensation equal to $275 per hour for hours actually worked in connection with his part-time role as the Company's Secretary and Chief Financial Officer. Until his resignation, Rohn Crabtree, the Company's sole remaining director, will continue to receive a cash retainer of $8,000 per quarter for his service as a director, a member of the Audit Committee and Chairman of the Board of Directors. Additionally, following the filing of the Certificate of Dissolution with the Delaware Secretary of State, the Company will continue to indemnify each of its current and former directors, officers, employees, agents and representatives to the extent required by the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Company's Second Amended and Restated Bylaws, as amended (the "Bylaws"), and any contractual arrangements.

Vote Required (see page 35)

        The adoption of the Plan of Liquidation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

Recommendation of Our Sole Director (see page 35)

        Our sole director recommends that you vote "FOR" the adoption of the Plan of Liquidation.

 QUESTIONS AND ANSWERS ABOUT THE PLAN OF LIQUIDATION
AND THE SPECIAL MEETING

        Set forth below are some questions and answers to provide you with more information about the Special Meeting, the Plan of Liquidation and the proposed liquidation and dissolution of the Company. The questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement. We urge you to read the entire proxy statement and the accompanying materials carefully.

Q:
Who is entitled to attend and vote at the Special Meeting?

A:
The Record Date for the Special Meeting is May 29, 2009. If you own shares of Common Stock as of the close of business on the Record Date, you are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. As of the Record Date, there were approximately 30,762,118 shares of Common Stock issued and outstanding.

Q:
When and where will the Special Meeting of stockholders be held?

A:
The Special Meeting will be held on July 16, 2009, starting at 10:00 a.m., local time, at The Hilton Costa Mesa, located at 3050 Bristol Street, Costa Mesa, California 92626. You should read the section entitled "The Special Meeting" beginning on page 9.

Q:
How many shares must be present to hold the Special Meeting?

A:
A majority of the Company's outstanding shares of Common Stock as of the Record Date must be present at the Special Meeting and entitled to vote in order to hold the Special Meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present at the Special Meeting if the stockholder of record attends the Special Meeting in person, if the beneficial holder attends with a legal proxy from the record holder, or if the record holder has granted a proxy, whether by returning a proxy card or by telephone or Internet, without regard to whether the proxy actually casts or withholds a vote or abstains from voting.

Q:
What are the proposals that will be voted on at the Special Meeting?

A:
You will be asked to consider and vote upon (1) the adoption of the Plan of Liquidation, and (2) the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Plan of Liquidation. Pursuant to Delaware law and our bylaws, only matters set forth in the notice of meeting may be considered at the Special Meeting.

Q:
What vote of our stockholders is required to adopt the Plan of Liquidation?

A:
Under the Delaware General Corporation Law, the adoption of the Plan of Liquidation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Abstentions, broker non-votes, or the failure to vote will have the same effect as a vote "AGAINST."

Q.
What vote of our stockholders is required to adopt the proposal to adjourn or postpone the Special Meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A.
The adoption of the proposal to adjourn or postpone the Special Meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Special Meeting and entitled to vote thereon. Abstentions, but not broker non-votes, will be treated as shares present and entitled to vote on this proposal. Applying that standard, an abstention will have the effect as a vote "AGAINST" this proposal, and broker non-votes will reduce the abolute number (although not the percentage) of the affirmative votes needed for approval of this proposal.

Q.
How does the sole director of the Company recommend that I vote on the proposals?

A:
The sole director of the Company has determined that the Plan of Liquidation and the liquidation and dissolution of the Company are advisable and in the best interests of our stockholders and recommends that you vote "FOR" the proposal to adopt the Plan of Liquidation. You should read the section entitled "Proposal 1—Plan of Liquidation and Dissolution" beginning on page 12 herein. The sole director of the Company also recommends that you vote "FOR" the adoption of the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies to facilitate the adoption of the Plan of Liquidation.

Q:
What will happen if the Plan of Liquidation and Dissolution is adopted by the stockholders?

A:
If the Plan of Liquidation is adopted by the stockholders, we will, except as otherwise determined by our sole director:

  •
  file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

  •
  wind up our business affairs and complete the liquidation of our remaining non-cash assets, if any; and

  •
  pay or attempt to adequately provide for the payment of our known obligations and liabilities.

  If the Plan of Liquidation is adopted by the stockholders, our sole director may modify, amend, abandon or delay the Plan of Liquidation without further stockholder approval, to the extent permitted by applicable law, if he deems it advisable to do so; however, as of June 4, 2009, the sole director does not reasonably foresee himself taking such action.

  Following the effectiveness of the dissolution, with the exception of the activities noted in the next sentence, the Company will suspend all business activities. Pursuant to Delaware Law, the Company shall be continued for three years after the dissolution becomes effective, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge its liabilities and distribute its remaining assets, but not for the purpose of continuing the business for which it was organized or any other business. Any legal action commenced by or against the Company during this three-year period will not terminate by reason of the expiration of such period. With the exception of a current report on Form 8-K reporting the results of the Special Meeting, we expect that after the conclusion of the Special Meeting, the Company will stop filing reports with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") because it will no longer have funds available to make such filings.

Q:
What will happen if the Plan of Liquidation and Dissolution is not adopted by the stockholders?

A:
If our stockholders do not vote to adopt the Plan of Liquidation, the Company's sole director and sole remaining executive officer each has indicated that he intends to resign, and will ask the Company's registered agent in the State of Delaware to resign without designating a replacement. As a result, pursuant to Delaware Law, the Company's charter will be forfeited 30 days after the Company's registered agent resigns. Similar to the liquidation scenario, following the effectiveness of the forfeiture, with the exception of the activities noted in the next sentence, the Company will suspend all business activities. Pursuant to Delaware Law, the Company shall be continued three years after the effectiveness of the forfeiture, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge its liabilities and distribute its remaining assets, but not for the purpose of continuing the business for which it was organized or any other business. Any legal action commenced by or against the Company during this three-year period will not terminate by reason of the expiration of such period. As noted above, with the exception of a current report on Form 8-K reporting the results of the Special Meeting, we expect that after the conclusion of the Special Meeting, the Company will stop filing reports with the SEC under the Exchange Act because it will no longer have funds available to make such filings.

Q:
Will stockholders receive payments from the liquidation and dissolution?

A:
Based upon the Company's current estimates, its remaining cash should be sufficient to complete the winding-up of the Company. No cash or other assets are expected to be available for distribution to the stockholders. Please see "Proposal 1—Plan of Liquidation and Dissolution—Information About the Plan of Liquidation—Known Liabilities Covered; No Further Distributions Anticipated" on page 31.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, the Plan of Liquidation and the other documents referred to in this proxy statement, please vote your shares in one of the ways described below. You have one vote for each share of Common Stock you own as of the Record Date.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote:

  •
  by using the Internet voting instructions printed on your proxy card;

  •
  by using the telephone number printed on your proxy card;

  •
  by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

  •
  by appearing in person at the Special Meeting.

  If you are voting by telephone or via the Internet, your voting instructions must be received by 11:30 p.m., Pacific Time, on July 15, 2009.

  Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the Special Meeting in person to ensure that your shares of Common Stock are represented at the Special Meeting.

  If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the proposal to adopt the Plan of Liquidation and "FOR" the adoption of the proposal to adjourn or postpone the Special Meeting, if necessary, or appropriate to solicit additional proxies. With respect to any other matter that properly comes before the Special Meeting, the persons appointed as proxies will vote the shares of Common Stock represented by the proxy as directed by the sole director of the Company.

Q:
How do I vote if my shares of Common Stock are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares of Common Stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares of Common Stock, with your shares being held in "street name." "Street name" holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares of Common Stock for you at the Special Meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the Special Meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the Special Meeting.

  In addition, because any shares of Common Stock you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, shares held in "street name" will not be combined for voting purposes with shares you hold of record. To be sure your shares of Common Stock are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:
What are broker non-votes?

A.
A "broker-non-vote" occurs when a broker has not received voting instructions from its client and is barred from exercising its discretionary authority to vote the shares of Common Stock because the proposal is non-routine. The proposal to adopt the Plan of Liquidation and the proposal to adjourn the Special Meeting are both non-routine.

  As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on the proposal(s), the named proxies will vote in their discretion. However, if your shares are held by a broker, bank or trustee and you do not provide instructions to the broker, bank or trustee on how to vote, the absence of instructions may cause a "broker non-vote" on the matter or which you do not provide instructions. Accordingly, if you want to vote your shares, it is important that you provide voting instructions to the broker, bank or trustee.

Q:
What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy, it means that you hold shares of Common Stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:
May I change my vote after I have delivered my proxy?

A:
Yes. If you are the stockholder of record of Common Stock, you have the right to change or revoke your proxy at any time prior to it being voted at the Special Meeting:

  •
  if you voted by telephone or the Internet, by voting again by telephone or the Internet in accordance with the instructions on the proxy card;

    •
    by delivering to the Company's Corporate Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

    •
    by submitting a later-dated proxy card relating to the same shares of Common Stock; or

    •
    by attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the Special Meeting).

  Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

    Commerce Energy Group, Inc.
    600 Anton Boulevard, Suite 2000
    Costa Mesa, California 92626
    Attn.: Corporate Secretary

  If you are a "street name" holder of Common Stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:
Who can answer further questions?

A:
For additional questions about the Plan of Liquidation, assistance in submitting proxies or voting shares of Common Stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
 proxy@mackenziepartners.com
(800) 322-2885 (toll-free)
or
 (212) 929-5500 (call collect)

  If your brokerage firm, bank, trust or other nominee holds your shares in "street name," you should also call your brokerage firm, bank, trust or other nominee for additional information.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to the Company's stockholders as part of the Company's solicitation of proxies for use at the Special Meeting to be held on July 16, 2009, at 10:00 a.m., local time, at The Hilton Costa Mesa, located at 3050 Bristol Street, Costa Mesa, California 92626 or at any postponement or adjournment thereof. The purpose of the Special Meeting is for the Company's stockholders to consider and vote upon the adoption of the Plan of Liquidation (and to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies). The Company's stockholders must adopt the Plan of Liquidation in order for the proposed liquidation and dissolution to occur. If the Company's stockholders fail to adopt the Plan of Liquidation, the liquidation and dissolution will not occur. A copy of the Plan of Liquidation is attached to this proxy statement as Annex A. You are urged to read the Plan of Liquidation.

Record Date and Quorum

        We have fixed the close of business on May 29, 2009 as the Record Date for the Special Meeting, and only holders of record of Common Stock on the Record Date are entitled to vote at the Special Meeting. As of the Record Date, there were 30,762,118 shares of Common Stock outstanding and entitled to vote.

        Each share of Common Stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

        A majority of the shares of Common Stock issued, outstanding and entitled to vote at the Special Meeting constitutes a quorum for the purpose of considering the proposals. Shares of Common Stock represented at the Special Meeting but not voted, including shares of Common Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed to solicit additional proxies, provided that the proposal to adjourn or postpone the Special Meeting has been adopted by the affirmative vote by a majority of shares of Common Stock represented in person or by proxy at the Special Meeting and entitled to vote thereon.

Vote Required for Approval

        You may vote "FOR" or "AGAINST," or you may "ABSTAIN" from voting on, the proposal to adopt the Plan of Liquidation. The proposed liquidation and dissolution require the adoption of the Plan of Liquidation by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Therefore, abstentions, broker non-votes or the failure to vote will have the same effect as a vote "AGAINST" the adoption of the Plan of Liquidation.

        The adoption of the proposal to adjourn or postpone the Special Meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Special Meeting and entitled to vote thereon. Abstentions, but not broker non-votes, will be treated as shares present and entitled to vote on the proposal to adjourn or postpone the Special Meeting. Applying that standard, an abstention will have the effect of a vote "AGAINST" this proposal, and broker non-votes will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of this proposal.

 Proxies and Revocation

        If you are a stockholder of record of your shares of Common Stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by the Company at any time prior to the closing of the polls at the Special Meeting, your shares will be voted at the Special Meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the adoption of the Plan of Liquidation and "FOR" the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the sole director of the Company on any other matters properly brought before the Special Meeting, or at any adjournment or postponement thereof, for a vote.

        If your shares of Common Stock are held in "street name," you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares of Common Stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as adoption of the Plan of Liquidation and the adoption of the proposal to Adjourn or Postpone the Special Meeting, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker or other nominee holds your shares of Common Stock in "street name," your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

        Proxies received by the Company at any time prior to the closing of the polls at the Special Meeting, in the case of proxies submitted by using proxy cards, or 11:30 p.m., Pacific Time, on July 15, 2009, in the case of proxies submitted by telephone or Internet, that have not been revoked or superseded before being voted, will be voted at the Special Meeting.

        If you are a stockholder of record of your shares of Common Stock, you have the right to change or revoke your proxy at any time before the vote taken at the Special Meeting by:

  •
  voting again by telephone or the Internet, if you voted by telephone or the Internet;

  •
  delivering to the Company's Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  submitting a later-dated proxy card relating to the same shares of Common Stock; or

  •
  attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

        Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

  Commerce Energy Group, Inc.
  600 Anton Boulevard, Suite 2000
  Costa Mesa, California 92626
  Attn.: Corporate Secretary

        If you are a "street name" holder of Common Stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

 Adjournments and Postponements

        The Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. The Company's Bylaws as currently in effect provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the Special Meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by the Company prior to the closing of the polls at the Special Meeting in which no voting instructions are provided on such matter will be voted "FOR" an adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies. Whether or not a quorum exists, holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting may adjourn the Special Meeting. Because a majority of the votes represented at the Special Meeting, whether or not a quorum exists, is required to approve the proposal to adjourn the meeting, abstentions will have the same effect on such proposal as a vote "AGAINST" the proposal. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Solicitation of Proxies

        This solicitation of proxies is being made by the Company and the cost of this solicitation is being borne by the Company. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Special Meeting for a fee of approximately $20,000, including all expenses. Our sole director and our sole officer may also solicit proxies on behalf of the Company in person or by mail, e-mail, telephone, facsimile or other means of communication. Our sole director will not be paid additional remuneration for his efforts, however, our sole executive officer is compensated based on the number of hours he actually works and he will receive his hourly rate of $275 for the time he spends soliciting proxies. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

        If you have questions about the Plan of Liquidation or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885 or collect at 1-212-929-5550.

List of Stockholders

        In addition, our list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the Special Meeting and continuing through the Special Meeting for any purpose germane to the Special Meeting; the list will also be available at the meeting for inspection by any stockholder present at the Special Meeting.

 CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

        This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements included in this report. Additionally, statements concerning future matters are forward-looking statements.

        These forward-looking statements reflect current views about our plans, strategies, and prospects, but can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Many important factors may cause actual results to differ materially from those discussed in any such forward-looking statements, including, but not limited to: the amount of our liabilities, obligations and ongoing expenses could be higher than expected; the proceeds received from the sale of any assets could be less than anticipated; we could have unknown liabilities; and we could incur additional liabilities. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

        Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROPOSAL 1—PLAN OF LIQUIDATION AND DISSOLUTION

        Our sole director is proposing the Plan of Liquidation for adoption by our stockholders at the Special Meeting. The Plan of Liquidation and the proposed liquidation and dissolution of the Company was approved by our sole director, subject to stockholder adoption of the Plan of Liquidation, on January 28, 2009. The material features of the Plan of Liquidation are summarized below. This summary does not contain all of the information that may be important to you in evaluating the Plan of Liquidation and the proposed liquidation and dissolution of the Company. Therefore, we encourage you to carefully read the full text of the Plan of Liquidation attached as Annex A to this proxy statement and the other documents referenced in and/or furnished along with this proxy statement.

Background

        The board of directors and management of the Company have continually engaged in a review of the Company's business plans and other strategic opportunities, including the evaluation of the market in which the Company competes, the possibility of pursuing strategic alternatives, such as acquisitions, and the possible sale of parts or the entire Company, each with a view towards maximizing stockholder value.

        Universal Energy Group Ltd. ("Universal") first expressed a possible interest in acquiring the Company in July 2007. After considering whether to pursue a possible sale of the Company, the Company's board of directors determined that it was in the best interests of the Company and its stockholders to continue to promote the growth of the Company through the implementation of the Company's strategic plan rather than pursue a strategic transaction with Universal at that time.

        In August 2007, the board of directors of the Company engaged RBC Capital Markets Corporation ("RBC") as its financial advisor to explore strategic alternatives. Commencing in September 2007, RBC solicited indications of interest in a strategic transaction with the Company from 70 potential acquirers, investors and partners. In October 2007, RBC received indications of interest from 12 companies, nine of which indicated a possible interest in acquiring the entire Company. Universal was one of the nine companies that indicated a possible interest. Its non-binding initial offer prior to conducting due diligence was $2.50 per share.

        Universal and the other eight companies that indicated a possible interest in acquiring the entire Company were then invited to conduct due diligence and to provide the Company with a markup to the Company's proposed merger agreement. Of those companies that elected to conduct due diligence, Universal was the only Company to submit a revised proposal to acquire the entire Company. Universal's revised non-binding indication of interest dated December 7, 2007 was at a range of $1.20 to $1.50 per share, a price below the then current trading price of the Common Stock. After considering Universal's revised indication of interest, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders to continue the implementation of the Company's strategic plan and the Company's board of directors rejected Universal's revised indication of interest.

        In January 2008, Universal again indicated a possible interest in acquiring the entire Company at $1.20 to $1.50 per share, a price still below the then current trading price of the Common Stock. The Company's board of directors again rejected Universal's indication of interest in favor of continuing to implement its strategic plan.

        In late February 2008, the board of directors appointed Gregory L. Craig as the Company's new Chief Executive Officer and shortly thereafter approved the retention of a new senior executive management team. Management undertook what it believed to be a two year turn-around plan to cut operating costs; rationalize markets; improve risk monitoring and controls; bring new products to customers; evaluate the entire team and create a new, leaner and more efficient workforce; and return the Company to profitability.

        The implementation of the turnaround plan and the events leading to the Company's acceptance of the consensual foreclosure, discussed below, were on-going during one of the worst credit crisis since the Great Depression. This credit crisis had a significant effect on many of the world's major financial institutions. During the time period from March 2008 through December 2008, this crisis became progressively worse and virtually eliminated the options for most businesses to borrow funds.

        In March 2008, in connection with its overall assessment of the business, management identified two primary issues to address; the Company was facing significant liquidity issues and operating costs and expenses needed to be reduced. Mr. Craig communicated to the board of directors that the Company required $20.0 to $50.0 million in available bank credit, used primarily for letters of credit to purchase gas and electricity. Credit demands peaked in the summer months due to electricity sales for air cooling needs. Mr. Craig also noted that the current, asset-backed, credit facility with Wachovia Capital Finance Corporation (Western), as agent and lender ("Wachovia") and with the other lenders (the "Credit Facility") was not suitable to the needs of a retail energy business like the Company. He noted that discussions between management and Wachovia to amend the Credit Facility in a manner that would provide the Company with the flexibility to better operate its business had ended in an understanding that Wachovia would not fundamentally alter the Credit Facility. Mr. Craig also reported that because the Company lacked "excess" available capital, it could experience periods where the Company was short on cash to meet commitments, necessitating waivers and/or amendments to the Credit Facility.

        In May 2008, the Company adopted an internal restructuring plan, to be completed in June 2008, which reduced headcount by 80 employees, and sold substantially all of the assets related to the Company's non-material energy consulting business, Skipping Stone Inc.

        In the summer of 2008, world-wide energy prices increased significantly. The price increase resulted in the Company's greater need for credit under the Credit Facility.

        At the July 18, 2008 board of directors meeting, Mr. Craig reported that management would take all appropriate steps to find a new banking relationship. This sentiment was conveyed to Wachovia and the parties agreed to amicably transition the banking relationship over the next several months. The maturity date on the Credit Facility was October 1, 2008.

        On July 21, 2008, the Company, Commerce and Wachovia entered into the Ninth Amendment to the Credit Facility. The Amendment revised several provisions of the Credit Facility including (i) reducing the Revolving Loan Limit from $50.0 million to $45.0 million; (ii) acknowledging that the Company would terminate the Credit Facility on or before October 1, 2008; and (iii) agreeing to obtain subordinated financing of at least $10.0 million on or before July 25, 2008.

        On July 25, 2008, the Company, Commerce and Wachovia entered into the Tenth Amendment to the Credit Facility. The Amendment provided for a waiver of an Event of Default arising as a result of the failure of Commerce to obtain, on or before July 25, 2008, subordinated financing of at least $10.0 million, and revised several provisions of the Credit Facility, including, without limitation, reducing the Letter of Credit Limit from $45.0 million to $35.5 million and the aggregate outstanding principal amount of loans to $7.0 million as of August 7, 2008 and $0 as of August 15, 2008. Commerce agreed to obtain additional financing on or before August 18, 2008 of (i) no less than $15.0 million or (ii) $10.0 million plus an additional payment deferral from a supplier equal to the difference between $15.0 million and the amount of the additional financing. Finally, Commerce agreed to provide additional reporting to Wachovia and to use its good faith to deliver a letter of intent to Wachovia no later than August 7, 2008, from a private investor, a major commodity bank or other person committing to provide additional financing to Commerce.

        During the period of July 2008 through early August 2008, management commenced a campaign to raise the financing required under the Credit Facility. In connection with those efforts, the Company explored a variety of debt and equity structures. The results of the Company's efforts were that while management believed that they would be able to raise $10.0 to 15.0 million in debt financing on a pari passu basis to the other lenders in the Credit Facility, they were unable to raise subordinated debt because substantially all of the Company's assets were secured under the Credit Facility and the Company's current financial condition was not strong enough to support the additional subordinated debt in the August 2008 capital markets.

        On July 24, 2008, the board of directors met. Mr. Craig reported that he had a discussion with Paul Anthony Novelly, an investor and controlling shareholder of Apex Oil ("Apex") and an acquaintance of Mr. Craig, in which Mr. Novelly made a proposal to acquire a significant equity position in the Company. As proposed, Mr. Novelly and/or Apex, or an affiliate of Apex, would (i) purchase the debt under the Credit Facility at a discounted rate; (ii) transfer Enjet, the gas trading business of Apex ("Enjet"), to the Company; and (iii) assist the Company in obtaining financing from BNP Paribas, replacing Wachovia as the Company's primary lender; in exchange, the Company would issue to Mr. Novelly 35% of the Common Stock of the Company on a post transaction basis. Mr. Craig informed the board that the Enjet business was generating $3.0 million in net income per year. The board discussed the Apex proposal after receiving a summary of its duties under Delaware law by outside counsel and determined to meet again.

        On August 5, 2008, Mr. Craig reported to the board that he had engaged Lee E. Mikles of Montecito Capital to act as a financial advisor/investment banker to the Company.

        On August 13, 2008, the board of directors met again concerning the Apex proposal. Mr. Craig reported that Mr. Novelly had submitted a term sheet that included terms different from the proposal that he made on July 24, 2008. The terms included (i) an offer to loan the Company $15.0 million by August 19, 2008 on a pari passu basis to the lenders under the Credit Facility; (ii) an option to the Company to purchase Enjet (no consideration specified); and (iii) an offer to assist the Company in obtaining financing from BNP Paribas replacing Wachovia as the Company's primary lender; in exchange, the Company would issue Mr. Novelly, or a designee, 42% of the Common Stock of the Company. The proposal contemplated that the existing lenders under the Credit Facility would agree to continue to advance to the Company a limited amount of funds. The term sheet also provided that if the Company was not able to repay in full the above-referenced $15.0 million Apex loan prior to December 31, 2008, an orderly liquidation of the Company led by management would commence on January 1, 2009. The Company's attempted to clarify the terms of each offer, including the price of Enjet, the fairness of the proposed Common Stock consideration to be issued by the Company, the parties to the transaction and the party to whom the Common Stock would be issued. In response, Mr. Novelly decided not to pursue any transaction and, to the extent any offer was made, Mr. Novelly and Apex withdrew such offer(s) from consideration.

        At the same board of directors' meeting on August 13, 2008, Mr. Craig also reported that U.S. Gas & Electric ("U.S. Gas"), a retail energy supplier backed by MVC Capital, a hedge fund, had expressed an interest in acquiring the Company and was commencing due diligence on that day.

        On August 14, 2008, management of the Company and Commerce, together with Milbank, Tweed, Hadley & McCloy, LLP restructuring counsel to the Company and Commerce ("Milbank") met with representatives of Wachovia and its counsel. At that meeting, Mr. Craig stated that the Company was unable to obtain subordinated funding to meet the covenant requirement in the Tenth Amendment of the Credit Facility, but was able to find such financing on a pari passu basis to the lenders under the Credit Facility. Mr. Craig also requested Wachovia to reconsider its position and continue to advance credit to the Company until it could secure new financing with BNP Paribas in November or December 2008. In connection with this discussion, Mr. Craig presented to the team at Wachovia a preliminary non-binding term sheet from BNP Paribas which was received by the Company on August 14, 2008. After reviewing the term sheet and considering the Company's proposal, Wachovia rejected the proposal and suggested that the Company consider a management-led liquidation outside of bankruptcy.

        During the course of the August 14, 2008 meeting with Wachovia, Mr. Craig informed Wachovia of two new proposals. The first, a proposal from Platinum Partners, LLC ("Platinum") to buy out the Credit Facility for $31.0 million; and the second, from U.S. Gas to enter into (i) a $15.0 million bridge financing with the Company, taking a shared first security interest with the lenders in the Credit Facility but subordinate to those parties with respect to payment upon a default and (ii) an agreement to purchase the Company on terms to be negotiated. Mr. Craig also stated that management had approached Wells Fargo Foothill, one of the lenders in the Credit Facility, about assuming Wachovia's first position in the Credit Facility, however it declined. Prior to August 2008, neither the Company nor Commerce had any relationship with Platinum, or its financing affiliate, AP Finance, LLC ("AP Finance").

        On August 15, 2008, the board of directors met to discuss management's meeting with Wachovia. Representative of Paul, Hastings, Janofsky & Walker LLP, outside corporate counsel to the Company ("Paul Hastings") and Milbank were present for the board meeting. In reviewing the liquidation alternative, based upon management's estimates, the board of directors did not believe that liquidation was a practical alternative because of the nature of the Company's assets; namely, customer contracts.

Once a notice to liquidate is announced, and stockholder approval is sought (or if no stockholder approval is sought and the Company files a Chapter 7 Bankruptcy liquidation proceeding), management believed that the business would deteriorate quickly, resulting in a significant decrease in the value of the assets. Management believed that collection of accounts receivable would deteriorate substantially in liquidation. In a liquidation proceeding, another supplier, many times the local utility, would be assigned the customers of the company in liquidation. The result of such action would be that the customer would begin paying the new supplier for on-going energy needs that would slow-down the payment cycle on, or create non-payment of, old balances owed to Commerce. Based on these estimates, management believed that after satisfying the lenders under the Credit Agreement, there would be no assets left for distribution to the stockholders.

        On August 17, 2008, Mr. Craig reported to the board of directors that U.S. Gas decided, after conducting initial due diligence, not to proceed with their proposal at that time.

        Facing a default under the Credit Facility if additional funds of at least $15.0 million were not secured by August 18, 2008, on August 17, 2008 at a meeting of the board of directors, Mr. Craig stated that management recommended a sale of all of the retail electric service contracts with its customers in Texas and certain assets related to those contracts (the "ERCOT Assets"). This option was attractive to the Company because notwithstanding the decrease in customers by approximately 60,000, the sale was expected to yield $15.0 to $20.0 million, thereby allowing the Company to pay down the Credit Facility and significantly reduce its sales, general and administrative expenses, including the bad debt expense which had historically plagued the Company in the ERCOT market. Mr. Craig noted that Wachovia would have to fund the Company up to $15.0 million in over-advances during the next three to four months, the time it would take to complete the sale, something that Wachovia had continued to resist. ERCOT accounted for approximately 90% of the Company's bad debt expense during the year ended July 31, 2008 ("fiscal 2008"). The ERCOT sale also reduced the complexity of the business and created an opportunity for a faster return to profitability. At the August 17, 2008 board of directors meeting, the board of directors approved the sale of the ERCOT Assets. The sale did not involve a sale of substantially all the assets of the Company.

        On August 18, 2008, Mr. Craig met with Platinum via telephone conference. During that meeting, AP Finance, an affiliate of Platinum, expressed interest in providing subordinated debt to the Company in the range of $15.0 to $23.0 million and stated it could close and fund a transaction by August 20, 2008.

        On August 18, 2008, management met with Wachovia to (i) inform them of the approval of the Company's board of directors to sell the ERCOT Assets in a transaction that would be completed by December 2008, (ii) request an extension of the credit line from the October 2008 termination date and (iii) request an over-advance on the credit line in order to complete the ERCOT Asset sale. Mr. Craig stated that because Wachovia (i) refused to engage in a dialogue concerning any transaction that involved Wachovia continuing to advance credit to the Company; and (ii) refused financing arranged by the Company unless the financing was subordinated to the lenders of the Credit Facility, each of the transactions that the Company presented to Wachovia were not acceptable. Wachovia stated that it rejected management's proposal to sell the ERCOT Assets because it required the lenders under the Credit Facility to over-advance approximately $5.0 million in both August and September of 2008 to the Company. Wachovia also stated that it did not have authority to grant credit in an "overline" position and advised the Company that their credit committee stated that it would not advance any funds in an "overline" position. The Wachovia representatives suggested the Company be placed in a Chapter 7 bankruptcy and further noted they had no interest in a Chapter 11 reorganization bankruptcy proceeding because that would entail advancing additional funds to the Company as debtor-in-possession.

        At the August 18, 2008 board of directors meeting, Mr. Craig informed the board of directors that he believed that a Platinum/AP Finance transaction was a better alternative than a Chapter 7 bankruptcy. Mr. Craig made clear to the board of directors that even if a transaction with Platinum was consummated, Wachovia would still require the Company to sell up to $8.0 million of its assets to pay down the principal of the debt sometime in early November 2008. The board then determined to proceed with the Platinum transaction if it could be completely negotiated between Platinum/AP Finance, the Company, Commerce and Wachovia by August 20, 2008. In the event that the parties to the Platinum/AP Finance transaction did not reach agreement by that time, the members of the Board authorized the filing of a Chapter 7 bankruptcy shortly thereafter because the Company would not have had funds to pay its energy suppliers, vendors and employees. At the same meeting, Mr. Craig notified the board of directors that he had engaged the firm of Jesup & Lamont, Incorporated to assist the Company is seeking equity and/or debt financing.

        On August 21, 2008, the Company, Commerce and AP Finance entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") whereby AP Finance agreed to purchase one or more senior promissory notes. Pursuant to the Purchase Agreement, the Company and Commerce executed a Senior Secured Convertible Promissory Note in the principal amount of $20,931,579 on August 21, 2008 and on August 22, 2008 executed a second Senior Secured Convertible Promissory Note in the principal amount of $2,225,410.98 (collectively, the "Senior Notes"). Each Senior Secured Note matured on December 22, 2008, and bore interest, in arrears, at a rate per annum equal to 12%, compounded monthly, payable in cash on the maturity date. On the maturity date, an amount equal to (i) the principal amount, plus (ii) 10% of the principal amount, plus (iii) all outstanding interest and other amounts due and owing thereunder, were due and payable.

        The obligations of the Company and Commerce under the Senior Notes were secured by substantially all the assets of the Company and Commerce (the "Junior Security Interest") pursuant to a Security Agreement among the Company, Commerce, and AP Finance dated August 21, 2008 (the "AP Security Agreement"). Under the terms of an Intercreditor Agreement dated August 21, 2008 among AP Finance, the Company, Commerce and the lenders of the Credit Facility, the Junior Security Interest was subordinated to the senior security interest in substantially all the assets of the Company and Commerce. As an inducement to purchase the Senior Notes, the Company issued to AP Finance a warrant exercisable for 2,773,333 shares of Common Stock at an initial exercise price of $1.15 per share, subject to adjustments. In connection with the issuance of the second Senior Note, the Company issued a second warrant to AP Finance dated as of August 22, 2008 exercisable for an additional 296,751 shares of Common Stock at an initial exercise price of $1.15 per share, subject to adjustment.

        In connection with this transaction, the Company and Commerce entered into an Eleventh Amendment to the Credit Facility with Wachovia. Several key provisions of the Eleventh Amendment were as follows:

  •
  Extending the terms of the Credit Facility from October 1, 2008 to December 22, 2008 to mature on the same date as the Senior Notes;

  •
  Modifying the Credit Facility to allow for the issuance of the Senior Notes;

  •
  Including a new covenant requiring the Company to effect a sale of assets resulting in receipt of at least $8.0 million in net proceeds by November 1, 2008 (a "Trigger Sale") to pay down the outstanding loan amount under the Credit Facility (forcing the Company to complete the ERCOT Sale by this date or face an Event of Default);

  •
  Providing that Loans may only be made under the Credit Facility during the periods between the 20th of the month and the 5th of the following month;

  •
  Providing that upon the earlier of (a) the receipt of the proceeds of the Trigger Sale or (b) November 4, 2008, the aggregate of outstanding Loans shall be zero and the amount of all outstanding obligations, including Letters of Credit Obligations, shall not exceed the lesser of (i) the amount equal to the Blocked Account plus 50% of the Eligible Amount (determined as of the Trigger Date) and (ii) the Blocked Amount plus 50% of the Eligible Amount as determined as of the date of such determination, in effect, forcing a 50% loan to value ratio for Wachovia;

  •
  Deleting the Fixed Charge Coverage Ratio and EBITDA covenants and requiring Commerce to maintain Excess Availability greater than $2.5 million; and

  •
  Amending the definition of the term "Borrowing Base" to exclude Eligible Cash Collateral and to limit the Borrowing Base to collections from the immediately preceding 30 day period.

        In September 2008, certain of the counterparties of Commerce and the Company refused to accept the letters of credit issued by Wachovia. This occurred during the period when both Wells Fargo Bank and Citi Bank had made bids to acquire Wachovia.

        On October 7, 2008, Mr. Craig and Mr. David Yi, the Chief Risk Officer of the Company, updated the Board that even in light of the credit crisis, BNP Paribas had indicated to them that they would take the Company's refinancing proposal to the bank's credit committee. Mr. Craig stated that Mr. Yi spoke with representatives of RZB Finance LLC ("RZB") and they assured him that they would participate in a BNP Paribas-led facility up to $15 million. Mr. Craig also reported that although it continued to pursue alternatives with BNP Paribas and RZB, in light of the credit crisis, no commercial banks or traditional lending sources were making new loans, particularly to any company that did not have stellar historical financial performance.

        At the October 14, 2008 Board Meeting, Michael Fallquist, the Company's Chief Operating Officer, stated that Dominion Retail, Inc., had withdrawn from the ERCOT Sale bidding process as a result of the uncertainty in the capital markets. He also noted that Ambit Energy, L.P. ("Ambit") had increased its bid to $11.2 million with a residual payment over 24 months of $3.6 million. David Yi, the Company's Chief Risk Officer, informed the board of directors that various supply counterparties had indicated concerns with the credit quality of the Company and had reduced their credit limits and had requested additional security. Gregory Craig stated that he had received a preliminary proposal from Universal, to purchase all of the non-ERCOT assets of the Company as an alternative to the Company proceeding with the ERCOT Sale. No purchase price was addressed. Mr. Craig reported to the board of directors that he informed Universal that the Company was focused on completing the ERCOT Asset sale and timing constraints would prohibit further detailed discussions at that time.

        On October 17, 2008, the board of directors met and approved the sale of the ERCOT Assets to Ambit and on October 24, 2008 the sale was completed. The initial purchase price paid to Commerce was $11.2 million, with $8.5 million payable in cash at the closing and $2.7 million, to be reduced by customer deposits and adjusted by positive and negative monetary adjustments if the number of active customers transferred deviated by more than 2.5% from 57,588 customers, payable in cash on or before November 24, 2008. In addition, Ambit agreed to assume certain liabilities relating to the assets being sold. Ambit also agreed to make residual payments to Commerce during a period beginning on the closing date and continuing through December 31, 2010. The residual payments, which are calculated and paid monthly, generally consisted of $3.50 for each electric service contract to be transferred that had charges invoiced to Ambit that were not past due and were estimated to be approximately $3.6 million.

        During the October 17, 2008 board meeting, Mr. Craig noted that the Company would likely be $2.0 million short of its required Borrowing Base target in October 2008; however, he believed that AP Finance would cover the necessary funding. Mr. Craig also reported that BNP Paribas informed him that they would not be able to step in as a replacement to Wachovia or in any capacity in 2008. Also, RZB Bank informed Mr. Craig that it was not willing to be the lead bank. Mr. Craig noted that although negotiations with both banks appeared to progress, the global credit crisis, including several industry failures, such as the SEMGroup, L.P. bankruptcy, served to prevent a transaction from being consummated.

        On October 23, 2008, the Company and Commerce entered into the Twelfth Amendment to the Credit Facility with Wachovia. The Amendment included the following significant provisions: (i) reduced the Revolving Loan Limit from $40.0 million prior to November 7, 2008 to $32.0 million from November 7, 2008 through December 2, 2008 and $22.0 million on and after December 3, 2008; (ii) deleted the limitation on additional loans from October 7, 2008 through October 19, 2008 and in place of that limitation, the lenders under the Credit Facility agreed to make loans in accordance with the Credit Facility until the Trigger Sale date, with the proviso that AP Finance would guarantee certain loans and pledge collateral in the amount of $6.0 million; (iii) prohibited additional loans under the Credit Facility after the Trigger Sale date, except Overadvance Amounts as long as AP Finance guaranteed certain loans and pledged collateral in the amount of $6.0 million; and (iv) AP Finance would make additional revolving loans to Commerce of up the $6.0 million pursuant to the Subordinate Note Agreements.

        On October 23, 2008, the Company, Commerce and AP Finance entered into a Second Amendment to the Note and Warrant Purchase Agreement dated August 21, 2008. Pursuant to the Amendment, AP Finance agreed to guarantee $6.0 million of loans under the Credit Facility and to pledge cash collateral as security to support the guaranty. The Amendment also deleted the requirement that Commerce receive a refinancing term sheet by October 30, 2008, deleted a liquidity covenant and provided a waiver of prior defaults of that covenant.

        On October 27, 2008, the Company, Commerce and AP Finance entered into a Third Amendment to the Note and Warrant Purchase Agreement dated August 21, 2008. The Amendment established a discretionary line of credit of up to $6.0 million under which the Company and Commerce agreed to pay a fee equal to 5% with respect to advances under the line of credit, provided that if the full amount advanced was repaid within 10 business days after the funding, the fee would be reduced by 2.5%. In connection with the Amendment, the Company, Commerce and AP Finance entered into Discretionary Line of Credit Demand Note (the "AP Demand Note"), payable upon demand, or in the absence of demand, on December 22, 2008, in the principal amount of $6.0 million pursuant to which AP Finance was able to advance funds to Commerce upon request. The obligations of the Company and Commerce under the AP Demand Note were secured by substantially all the assets of the Company and Commerce pursuant to the AP Security Agreement. Under the terms of the Intercreditor Agreement with Wachovia and AP Finance, the AP Security Interest was subordinated to the senior security interest.

        On November 3, 2008 the board of directors met. Mr. Craig reported to the board that in light of the fact that Wachovia refused to advance additional funds to the Company under the Credit Facility beyond the December 22, 2008 termination date and intended to terminate the Credit Facility on December 22, 2008, the Company, in his view, had two choices: (i) begin an orderly liquidation of the business; or (ii) find an acquisition partner. Mr. Craig stated that management's view regarding the liquidation alternative was still the same; namely that while liquidation might satisfy most of the obligations of the secured creditors, it would not return any proceeds to the stockholders. Paul Hastings led an updated discussion of the board of directors' fiduciary duties under Delaware law in connection with the potential sale of the Company and the directors' duties to its stockholders, creditors and other stakeholders in under the current circumstances.

        At the same November 3, 2008 board of directors meeting, Mr. Craig presented two potential acquisition transactions, one from MVC Capital, the investor in U.S. Gas & Electric ("U.S. Gas"), and the second from Universal. U.S. Gas stated it would submit an offer to acquire all the issued and outstanding common stock of the Company by November 5, 2008. U.S. Gas did not, however, provide any indication of value.

        Mr. Craig then described a proposal presented by Universal. The proposed transaction (the "Proposed Transaction") involved a purchase by Universal of (i) certain of the assets (the "Purchased Assets") of Commerce, including but not limited to, all customer contracts related to the natural gas retailing business being conducted by Commerce in Pennsylvania, New Jersey, Maryland and Michigan, and all licenses thereto; (ii) newly issued shares of Common Stock (the "Shares") amounting to 49% of the issued and outstanding shares of the Company's Common Stock, after giving effect to the issuance of the Shares; and (iii) a warrant (the "Warrant") to acquire up to that number of additional newly issued shares of the Common Stock (the "Warrant Shares") that, when taken together with the Shares, would amount to 66 2/3% of the issued and outstanding shares of the Company's Common Stock as of the closing of the Proposed Transaction, after giving effect to the issuance of the Shares and the Warrant Shares (assuming the Warrant is exercised in full on the closing date of the Proposed Transaction. The non-binding letter agreement contemplated that Universal would pay the Company an aggregate of $16.0 million in cash for the Purchased Assets, the Shares and the Warrants.

        In addition, the non-binding letter agreement contemplated that within 10 days of signing of a definitive agreement relating to the Proposed Transaction, Universal would replace or arrange for the replacement of the credit support currently provided to the Company by Wachovia and the other lenders under the Credit Facility for a fee of $250,000. Universal also would provide systems and back office support for Commerce after the transaction closed in exchange for an annual fee. After the Proposed Transaction, the Company would continue to operate only in California.

        The nonbinding letter agreement contemplated that, immediately following the closing of the proposed transaction, the board of directors of the Company would consist of seven members, three of which would be nominees of Universal. The nonbinding letter agreement called for an exclusive due diligence period to November 26, 2008 and anticipated execution of a definitive agreement on or before November 26, 2008.

        After a sale of the Purchased Assets, the Company, through Commerce, would continue to operate primarily in the California market. Universal would provide its back office systems and Commerce would convert all systems to the Universal software. Mr. Craig noted that if the Company accepted the Universal proposal the Company would receive: (i) $11.4 million back in energy deposits; (ii) $7.0 million from the sale of natural gas inventory; and (iii) $3.7 million in Ambit residual payments. These payments, together with the $16.0 million realized from Universal from the sale of Common Stock and certain assets, would provide the Company with funds to pay off all of its secured debt and leave it with a cushion of operating capital to operate the business going forward.

        The board of directors asked management to seek more detail about the U.S. Gas proposal so that it could compare it to the Universal proposal. In light of the fact that a transaction proposed by either U.S. Gas or Universal would likely require a stockholder vote, which could not be obtained until after December 22, 2008, the board of directors focused on those provisions of each proposal that provided for replacement of the secured debt on or prior to December 22, 2008.

        On November 7, 2008, C. Douglas Mitchell, Chief Financial Officer of the Company, informed the board of directors that the Company's independent auditors were going to issue a "going concern" opinion with their report accompanying the Company's audited financial statements for fiscal 2008.

Mr. Craig stated that due to the lack of credit availability and the Company's financial situation of current losses and the impending "going concern" opinion, there was no credit available from commercial banks at this time on commercially feasible terms. Mr. Craig explained that the Company's business model supported paying 3 to 5% for letters of credit to support energy supply contracts, the Company's primary use of a line of credit facility. Mr. Craig reported that he approached Platinum to extend further credit; however, the cost would be over 20% per annum, not a realistic long-term solution for the Company due to the high cost.

        Mr. Craig further reported at the November 7, 2008 board meeting that the Company received a letter of intent from U.S. Gas to purchase all of the Common Stock for $0.40 per share but had no solution for a take-out of Wachovia. The board of directors and management agreed that the offer from U.S. Gas was not viable.

        In connection with the board's deliberations concerning alternatives at the November 7, 2008 board of directors meeting, the following factors were presented by management:

          1.     David Yi, the Company's Chief Risk Officer, stated that the going concern opinion would probably result in the Company being required to post $2.0 to $5.0 million in additional collateral to its suppliers further exacerbating the Company's credit issues. Mr. Yi also noted that holders of the Company's payment and performance bonds, who presently required 25% collateral for their bonds, also may increase the collateral requirements;

          2.     Because of the going concern opinion, the loss for the fiscal 2008 and the anticipated loss for the first quarter of the fiscal year ending July 31, 2009 ("fiscal 2009"), coupled with the world-wide credit crisis, it was reasonably unforeseeable that the Company could find a commercial bank or any other financial lending source with credit at a price the Company's model could sustain to provide replacement credit prior to December 22, 2008;

          3.     After conducting an informal market check, management was unaware of any other company or person with an interest in purchasing all or parts of the Company, other than Universal Energy;

          4.     Based upon discussions with lending sources and restructuring counsel, management was not aware of any banks or other financial parties who would provide debtor-in-possession financing to the Company if it sought to reorganize in a Chapter 11 bankruptcy reorganization; and

          5.     Based upon its models and discussions with restructuring counsel, Chapter 7 bankruptcy liquidation would yield the stockholders zero value.

        At the conclusion of the discussion, the board of directors approved the Universal Term Sheet with a period of exclusive negotiations upon terms consistent with those described above, with the addition of the provision that the board of directors had the ability to consider superior proposals from parties other than Universal consistent with their fiduciary duties and a $500,000 break-up fee applicable to either party.

        On November 11, 2008 the Company and Universal entered into a Letter Agreement pursuant to which the Company agreed to a period of exclusive negotiations extending through November 26, 2008 in order to conduct due diligence and reach a definitive agreement relating to a potential transaction between the Company and Universal upon the same terms as described in the preceding paragraphs.

        From November 11, 2008 through November 24, 2008, Universal conducted due diligence and the parties negotiated the terms of proposed definitive agreements. During that time, the structure of the transaction changed from a purchase of assets to a merger.

        On November 24, 2008, Mr. Craig reported at a meeting of the board of directors that Universal had re-evaluated the pricing of the transaction and reduced the per share price of the transaction from approximately $0.40 per share to $0.09 per share. In the course of this re-evaluation, Universal also proposed to reduce the payout to AP Finance by renegotiating its Senior Notes to delete the additional 10% of the outstanding principal amount payable on such notes.

        On November 26, 2008, Mr. Craig called a meeting of the board of directors of the Company to report his face-to-face meeting with the principals of Universal in Toronto. Mr. Craig listed the reasons for the material changes to the Universal proposal:

          1.     Texas receipts on the ERCOT Sale were less than predicted requiring the Company to make draws on the AP Finance Demand Note to cover operating expenses;

          2.     Based upon its due diligence, Universal notified the Company that its economic model in the PICO markets was $4.0 million lower than expected, which in Universal's pricing analysis negatively affected the Company's valuation;

          3.     Universal believed that the Company did not have any viable alternatives and, consequently, Universal could negotiate a better transaction for its stockholders;

          4.     AP Finance decided not to finance the Company on a go-forward basis and was currently motivated to exit the investment as fast as possible; and

          5.     AP Finance, in its zeal to exit the investment quickly, agreed with Universal to take less than a full return on its investment and proposed a structure that would ensure that it would be paid back 100% of the principal amount of the capital invested, with some accrued interest, but without the additional 10% of the outstanding principal amount of the capital invested. Such transaction would be in the form of a foreclosure by a secured creditor(s) under the provisions of UCC Section 9620 and facilitated by Wachovia, as agent and lender under the Credit Facility and the other lenders under the Credit Facility, AP Finance and Universal, such that the secured debt under the Credit Facility would be paid in full, the secured debt of AP Finance would be paid/compromised and Universal would acquire all of the stock of Commerce. The secured lenders had pointed out that while they preferred a consensual foreclosure, they could implement a foreclosure without consent.

        Mr. Craig explained to the board that the most difficult part of his negotiation with Universal was to convince Universal and AP Finance to allow the Company to provide for a payment to the Company's stockholders. The culmination of those discussions resulted in an agreement by Universal and the secured lenders to allow Commerce to assume the Company's liabilities before the foreclosure and to pay a $3.1 million dividend to the Company which could be used, in part, for the payment of a distribution to the stockholders. Mr. Craig reiterated that there were no alternatives but to see if the consensual foreclosure could work.

        The board requested management and Paul Hastings to prepare supplemental materials regarding the consensual foreclosure for a meeting to be held on December 2, 2008. The board also extended the period of exclusivity with Universal to December 6, 2008.

        On December 2, 2008, the board of directors met to discuss the consensual foreclosure transaction. Representatives of Paul Hastings discussed the consensual foreclosure procedure as contemplated under the Uniform Commercial Code and explained the related issues under other applicable laws including the Delaware and California corporate law, federal and state tax laws, the federal securities laws and the rules governing the NYSE Alternext US. During the December 2, 2008 board meeting, Mr. Craig reviewed with the Board the alternatives that he previously reviewed with the Board at the November 26, 2008 Board Meeting; however, at the December 2nd meeting the management team provided the Board more detailed support. Mr. Craig reported that he had been put on notice by Wachovia that on December 22, 2008, the Credit Facility would end and, unless payment in full was made, a Chapter 7 Bankruptcy liquidation proceeding of the Company would be initiated by Wachovia. Mr. Craig stated that Wachovia had consultants on the Company's premises making contingency plans for such a liquidation event.

        The board asked for a summary of what alternatives had been pursued. In response, Mr. Craig reported that over the past six months, management had discussions with multiple debt and credit parties to replace the Credit Facility, and over the past four months had included in those continued discussions, the AP Finance debt. In light of the global credit crisis and the losses that the Company faced during fiscal 2008, the Company had been unable to secure replacement financing in a form that the business of the Company could sustain. Mr. Craig listed the following banks and other institutions that management had contacted:

BNP Paribas	RZB Finance LLC	J.P. Morgan
Société Générale	Bank of Tokyo-Mitsubishi UFJ	Fortis
Calyon	Bank of America	Wells Fargo
Wachovia	Union Bank of California	Harvard Management Co.
Imperial Capital	Gemelli Capital Trust	Hunting Dog Capital LLC
Santa Barbara Bank & Trust	The Comvest Group

        Mr. Craig noted that management's principal targets were BNP Paribas as the lead bank and RZB Finance LLC as the secondary bank in the syndicate. Although negotiations with both banks appeared to progress, the global credit crises, including several industry failures, served to prevent a transaction from being consummated.

        Mr. Craig stated that management also had approached certain key suppliers to reach agreement to restructure existing credit relationships in the form of a lock box arrangement as a means to provide more credit support. This effort met with limited overall success because the time required to implement this conversion extended beyond December 22, 2009. The key suppliers which were approached were:

Pacific Summit Energy LLC Merrill Lynch & Co., Inc.	Shell	Constellation Energy Group, Inc.

        Mr. Craig then stated that management also had attempted during the past few weeks to sell the Company as a whole or in parts, noting that, at this time, Universal was the only company with an interest. Mr. Craig then listed the following companies that management had contacted:

BP p.l.c.	MXenergy Inc.	Apex Oil Company, Inc.
U.S. Gas	U.S. Energy Savings Corp.	Glacial Energy
Lockwood Energy	Platinum Partners, LLC	The Comvest Group
Harvard Management Co.	Pacific Summit Energy LLC

        Mr. Craig reiterated that a Chapter 11 Reorganization Bankruptcy was not feasible because no bank or other lending source was willing to extend debtor-in-possession financing.

        Mr. Craig and Mr. Fallquist then reviewed management's support for its view that a Chapter 7 Bankruptcy liquidation proceeding would not be a practical alternative. Mr. Fallquist presented management's liquidation model and explained its assumptions and analysis. Mr. Fallquist's ran a liquidation model under two assumptions. The first model assumed that Platinum decided not to provide further credit support to allow an orderly liquidation of the business and the business was forced to end on December 22, 2008. Under that case, the liquidation model indicated zero value remaining for the stockholders.

        The second model assumed Platinum decided to provide credit support to allow an orderly liquidation of the business past March 2009. In this case, the liquidation model showed a value of $511,391. One of the assumptions made in this model was whether to assign a value to the California power book because the California market had not opened, and no party had indicated an interest in acquiring the book. The Company's model had assigned no value because the market had not yet opened. Mr. Fallquist stated that, in his view, the highest "option" price for the California power book would be $2,500,000, which would be unlikely. Hypothetically, however, using that option price, total liquidation value would be $3,011,391, minus the additional debt cost owed to Platinum. Mr. Craig noted that the hypothetical scenario really was moot because neither Platinum nor any other person had an interest in funding the Company.

        At the conclusion of the discussion of alternatives, the board of directors discussed the structure and legal implications of the consensual foreclosure further with Paul Hastings, who reported that a transaction structured under Section 9-620 under the Uniform Commercial Code, as in effect in New York (the "UCC"), and as previously described above, could be effected, whereby Universal would acquire control of the assets and business of Commerce and its subsidiaries and all debt of the Company and its subsidiaries owed to Wachovia and to AP Finance would be refinanced or cancelled. The Company would hold $3.1 million in cash after the transaction and could pay such amount to its stockholders as a dividend or liquidating distribution, once provision for liabilities not assumed was made. In addition, the entire transaction could be effected without a stockholder vote, an essential element for the secured creditors because of the time a stockholder vote would take in a volatile environment. The provisions of Section 9-620 would allow the secured creditors to proceed in 20 days without the Company's consent. In addition, it was also noted that the secured creditors could proceed under another section of the Uniform Commercial Code, Section 9-610, without the consent of the Company, a result which most probably would result in no cash to the stockholders. Mr. Craig and Paul Hastings noted that a failure to accept a Section 9-620 proposal or an attempt to challenge a Section 9-610 foreclosure would delay, but could not stop, a foreclosure, and that such an objection would eliminate the provision of the proposal allowing a payment to the Company's stockholders. At no time did any party consider submitting the consensual foreclosure transaction to a vote of the Company's stockholders because no vote was required under the Uniform Commercial Code and the collateral was subject to deterioration the longer the process took place. Further, there would not be time, in the periods provided under the UCC, to obtain such consent in compliance with SEC rules.

        Mr. Craig explained that the executive officers and the Chief Risk Officer had agreed in principle with Universal that if the consensual foreclosure was approved, their individual employment agreements would be modified to provide that they would work for at least one month after the transaction for Commerce and receive eight months of severance. Mr. Craig noted that such severance would be less than was currently available under their respective employment agreements under the prior change of control benefits.

        At the conclusion of the December 2, 2008 Board Meeting, the Board authorized management to proceed with the negotiation of a consent agreement which provided for a consensual foreclosure on terms that would enable approximately $3.1 million to be utilized by the Company to pay a dividend to its stockholders. In addition, the Board delegated to Mark S. Juergensen, one of the independent directors, the authority to coordinate with the other independent directors and engage an independent investment banking to render an opinion regarding the fairness of the consensual foreclosure from a financial point of view. After discussing the matter, the independent directors chose The Mentor Group, Inc. ("TMG"). They selected TMG because it is a recognized investment banking and valuation firm, experienced in working with public companies, having a familiarity with the Company and its business, and priced competitively to the needs of middle market companies.

While the Company had previously engaged TMG to provide investment banking and valuation services, the independent directors of the Company did not believe that TMG had a material relationship with the Company that would interfere with the performance of its duties to render a fairness opinion. During the past two fiscal years, the Company had engaged TMG on one occasion in fiscal 2007 and on one occasion in fiscal 2008 and paid fees aggregating approximately $14,000 in fiscal 2007 and approximately $89,000 in fiscal 2008.

        On December 10, 2008, at a meeting of the board of directors held to evaluate the alternatives facing the Company, including the Consensual Foreclosure, TMG delivered to the board of directors a written opinion dated December 10, 2008, to the effect that, based upon various assumptions, matters considered and limitations described in its opinion, the consensual foreclosure is fair to the Company, and to the holders of the Company's common stock, from a financial point of view.

        The full text of TMG's opinion describes the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken by TMG. This opinion is attached as Annex B and is incorporated into this proxy statement by reference.

        After reviewing the alternatives and the report of TMG, the Board approved the consensual foreclosure.

        On December 11, 2008, AP Finance and Commerce Gas and Electric Corp. (collectively, the"Lenders"), notified the Company in writing that an event of default existed under the Discretionary Line of Credit Demand Note executed by the Company and Commerce in favor of AP Finance, LLC. The default arose from a refusal of a request from the Company and Commerce, the borrowers under the Discretionary Line of Credit Agreement, consisting of a $700,000 advance request to fund necessary disbursements. The Lenders declined to make such advance and instead made demand under the Discretionary Line of Credit for immediate payment in full of the outstanding principal balance of, and all accrued and unpaid interest under, the Discretionary Line of Credit. The Company and Commerce could not make such payment and defaulted. That default also constituted a default under each of the Promissory Notes and other Transaction Documents referenced in the Note and Warrant Purchase Agreement among AP Finance the Company, Commerce and the Lenders. On December 11, 2008, the Lenders proposed under Section 9-620 of the UCC and subject to obtaining the Company's consent, to accept all shares of stock in Commerce in satisfaction of the Company's liabilities and obligations with respect to the secured debt of the Company (the "Secured Debt") pursuant to the terms and conditions of an acceptance agreement (the "Acceptance Agreement") between the Company and the Lenders (the "Consensual foreclosure"). As of May 8, 2009, Commerce remains a wholly-owned subsidiary of Commerce Gas and Electric Corp., which, in turn, is a wholly-owned subsidiary of Universal Energy Group, Ltd.

        In connection with the Consensual Foreclosure, to induce the Company to consent rather than exercising its statutory rights to delay the foreclosure, and pursuant to the terms of the Acceptance Agreement, the Lenders: (i) consented to the payment of a dividend from Commerce to the Company in the amount of $3.1 million immediately prior to the delivery of the Acceptance Agreement; (ii) consented to Commerce's assumption of certain liabilities and obligations of the Company amounting, in the aggregate, to more than approximately $30.0 million pursuant to an assumption letter dated December 11, 2008 between the Company and Commerce (the "Assumption Letter"), including, but not limited to, all liabilities and obligations of the Company under contracts for which the Company and Commerce were jointly liable, contracts by which the Company had guaranteed Commerce's obligations, Commerce's accounts, trade payables and other matters arising from the operation of the business of Commerce, the lease for Commerce's offices in Irving, Texas and the employment agreements between the Company and its executive officers (as more fully described below); (iii) agreed to assume responsibility for the sponsorship and administration of the Company's employee benefit plans covering Commerce's employees (other than the equity incentive and employee stock purchase plans); (iv) agreed to indemnify the Company and its officers, directors, employees, agents and representatives from liabilities arising from any breach by Commerce of its obligations under the Assumption Letter; (v) released the Company from any and all liabilities and obligations with respect to the Secured Debt; and (vi) cancelled all warrants to acquire shares of common stock of the Company held by AP Finance.

        On December 11, 2008, the Company entered into amendments (collectively, the "Employment Agreement Amendments") to the following employment agreements between the Company and its executive officers after such Employment Agreement Amendments were approved by the Compensation Committee of the board of directors of the Company (collectively, the "Employment Agreements"): the employment agreement dated as of February 20, 2008 between the Company and Gregory L. Craig; the employment agreement dated as of March 10, 2008 between the Company and Michael J. Fallquist; the employment letter agreement dated as of July 10, 2008 between the Company and C. Douglas Mitchell; and the employment letter agreement dated as of July 18, 2008 between the Company and John H. Bomgardner, II.

        Among other things, the Employment Agreement Amendments, which became effective immediately prior to the consummation of the Consensual Foreclosure: (i) assigned the Employment Agreements and all liabilities and obligations of the Company thereunder, including but not limited to, liabilities relating to continuing salaries, severance, accrued vacation and related employment taxes imposed on the employer, to Commerce; (ii) fixed the term of employment with Commerce for the respective executives at one month following the consummation of the Consensual Foreclosure; (iii) provided for severance in an amount equal to eight months of salary continuation and eight months reimbursement of insurance premiums relating to continued health coverage; and (iv) except in the case of Mr. Mitchell, whose 66,667 remaining shares of unvested restricted stock vested in full upon the consummation of the Consensual Foreclosure, terminated any further vesting of stock options or shares of restricted stock previously granted to the respective executives.

        Additionally, effective December 11, 2008, the Compensation Committee of the board of directors of the Company approved a retention agreement between the Company and David Yi, an officer, but not a named executive officer, of the Company (the "Retention Agreement") dated as of December 8, 2008. The Retention Agreement, which became effective immediately prior to the consummation of the Consensual Foreclosure, provides that Mr. Yi shall be entitled to a bonus of $50,000 if he satisfies certain conditions, including but not limited to, remaining employed by Commerce during the 120 days immediately following the Consensual Foreclosure. The Retention Agreement and all liabilities and obligations of the Company thereunder, including but not limited to, liabilities relating to the payment of the bonus and related employment taxes imposed on the employer, was assigned to Commerce in connection with the Consensual Foreclosure.

        The following table sets forth the amounts of (i) the severance and health benefits payable by Commerce to the Company's named executive officers following the Consensual Foreclosure, (ii) the acceleration of the unvested restricted stock granted to Mr. Mitchell as a result of the Consensual Foreclosure, and (iii) the Retention Bonus payable by Commerce to David Yi upon the satisfaction of certain conditions.

Executive Officer	Benefit
Gregory L. Craig	Cash Severance Payment	$300,000
	Continuation of Benefits	13,190
	Accelerated Vesting of Options	—
	Accelerated Vesting of Restricted Stock	—

	Total	$313,190

C. Douglas Mitchell	Cash Severance Payment	$183,333
	Continuation of Benefits	9,600
	Accelerated Vesting of Options	—
	Accelerated Vesting of Restricted Stock	5,667	(1)

	Total	$198,600

Executive Officer	Benefit
Michael J. Fallquist	Cash Severance Payment	$183,333
	Continuation of Benefits	13,190
	Accelerated Vesting of Options	—
	Accelerated Vesting of Restricted Stock	—

	Total	$196,523

John H. Bomgardner	Cash Severance Payment	$150,000
	Continuation of Benefits	4,614
	Accelerated Vesting of Options	—
	Accelerated Vesting of Restricted Stock	—

	Total	$154,614

David Yi	Cash Bonus Payment	$50,000	(2)
	Continuation of Benefits	—
	Accelerated Vesting of Options	—
	Accelerated Vesting of Restricted Stock	—

	Total	50,000

(1)
Mr. Mitchell's remaining 66,667 unvested shares of restricted stock vested in full upon the consummation of the Consensual Foreclosure. As a result of the Distribution, Mr. Mitchell received approximately $5,667 in respect of these shares. Since no further distributions are anticipated and there is no market for these shares, we believe the shares have no further value.

(2)
Requires Mr. Yi to remain employed by Commerce and to satisfy certain performance conditions during the 120 days immediately following the Consensual Foreclosure.

        The Company consented to the Consensual Foreclosure and executed and delivered the Acceptance Agreement and the other documents related thereto on December 11, 2008.

        Following the Consensual Foreclosure and after providing for all known and reasonably foreseeable liabilities and obligations of the Company, the board of directors of the Company approved a cash distribution (the "Distribution") to its stockholders in the aggregate amount of $2,614,780. The Distribution, which was paid to the Company's stockholders of record as of December 11, 2008, was comprised of a cash dividend on shares of Common Stock in the amount of $0.084 per share and an additional payment of $0.001 per right in connection with the redemption of all the outstanding Rights under the Company's Shareholders Rights Plan dated July 1, 2004.

        As a result of the Consensual Foreclosure, the Company ceased all operations. The Company believes it had only enough remaining assets to satisfy the Company's presently known obligations and liabilities, the costs and expenses of preparing this proxy statement and holding the Special Meeting which amount to approximately $130,000.

        For a further discussion of the Consensual Foreclosure and the transactions and matters related thereto, please see the Company's Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on December 15, 2008.

 Plan of Liquidation

        On January 28, 2009, the Company's sole director determined that it was advisable and in the best interests of the Company and its stockholders to liquidate and dissolve the Company and in connection therewith approved the Plan of Liquidation, and the proposed liquidation and dissolution of the Company pursuant thereto, subject to stockholder adoption of the Plan of Liquidation. In reaching this decision, the sole director considered the Company's prospects in light of its existing situation, including, but not limited to, the fact that the Company had no means to generate future revenue, no available assets, no access to capital and no identifiable strategic alternatives.

Factors to Consider in Deciding Whether to Approve the Plan of Liquidation

        There are factors that our stockholders should consider when deciding whether to vote to adopt the Plan of Liquidation. Such factors include, but are not limited to, the following:

The stockholders of the Company could be required to return any distribution they previously received if we fail to establish sufficient reserves

        Under the Delaware General Corporation Law ("Delaware Law"), in connection with a dissolution of a corporation, the plan of dissolution or liquidation is required to make reasonable provision for (i) payment of the Company's known liabilities and obligations and (ii) claims that have not been made known to the Company or that have not arisen but that, based upon facts known to the Company or a successor entity, are likely to arise or become known to the Company or the successor entity within 10 years after the date of dissolution ("Unknown Liabilities"). Delaware Law also provides that if there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore. The Plan of Liquidation is drafted consistent with these provisions.

        The Company believed that the primary method to satisfy its known liabilities and obligations was to have them assumed by Commerce and to have Universal guarantee that Commerce would satisfy the liabilities it assumed. With the exception of funds retained by the Company to pay for expenses to call and notice the Special Meeting, draft this Proxy Statement, make necessary SEC filings and wind-up the affairs of the Company, all of the remaining assets of the Company were distributed to the stockholders of the Company in the Distribution in December 2008.

        Following stockholder approval of the Plan of Liquidation at the Special Meeting and the filing of the Certificate of Dissolution with the Delaware Secretary of State, the Company will suspend all business activities with the exception of winding-up its affairs. Thereafter, the sole director and the sole executive officer each has indicated that he will resign, leaving only a service company to respond to stockholder correspondence for a limited time until the de minimus funds remaining are depleted.

        Based upon the Company's current estimates, its remaining cash should only be sufficient to complete the above-referenced winding-up of the Company. No cash or other assets are expected to be available for distribution to the stockholders. Based upon the current analysis of the Company's sole director and sole executive officer, the Company does not believe that there will be Unknown Liabilities which would warrant the establishment of a contingency reserve.

        Pursuant to Delaware Law, the Company shall be continued for three years after the dissolution becomes effective, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge its liabilities and distribute its remaining assets, but not for the purpose of continuing the business for which it was organized or any other business. Any legal action commenced by or against the Company during this three year period will not terminate by reason of the expiration of such period. Under Delaware Law, if the Company fails to create an adequate contingency reserve to pay for the expenses and liabilities during this three-year period, each stockholder could be held liable for payment to the creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder.

        Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder. Although the Company believes it adequately provided for its liabilities and obligations prior to making the Distribution in December 2008, there can be no assurance that Unknown Liabilities will not be asserted during such three year period.

        In the event the stockholders fail to adopt the Plan of Liquidation, the Company's sole director and sole remaining executive officer have indicated that they intend to resign, and will ask the Company's registered agent in the State of Delaware to resign without designating a replacement. As a result, pursuant to Delaware Law, the Company's charter will be forfeited 30 days after the Company's registered agent resigns. Similar to the liquidation scenario, following the effectiveness of the forfeiture, with the exception of the activities noted in the next sentence, the Company will suspend all business activities. Pursuant to Delaware Law, the Company shall be continued three years after the effectiveness of the forfeiture, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge its liabilities and distribute its remaining assets, but not for the purpose of continuing the business for which it was organized or any other business. Any legal action commenced by or against the Company during this three-year period will not terminate by reason of the expiration of such period. In addition, stockholders of the Company potentially face a similar liability to return any funds distributed to them if the Company cannot satisfy its Unknown Liabilities during the same three year period after the Company's charter is forfeited.

The Company's sole director may modify, amend, abandon or delay implementation of the Plan of Liquidation and the proposed liquidation and dissolution of the Company even if the Plan of Liquidation is adopted by our stockholders

        If the Plan of Liquidation is adopted by our stockholders, our sole director has the right, in his discretion, without further stockholder approval, to modify, amend, abandon or delay implementation of the Plan of Liquidation and the proposed liquidation and dissolution of the Company if he deems it advisable to do so; however, as of May 8, 2009 the sole director does not reasonably foresee himself taking such action.

Dissolution Under Delaware Law

        Section 275 of Delaware Law provides that a corporation may dissolve upon either (a) a majority vote of the board of directors of the corporation followed by a favorable majority vote of its stockholders or (b) a unanimous stockholder consent. Following such approval, the dissolution is made effective by filing a Certificate of Dissolution with the Secretary of State of the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years (or for such longer period as the Delaware Court of Chancery directs), but solely for the purpose of winding up its business.

        The process of winding up includes:

  •
  prosecution and defense of any lawsuits;

  •
  settling and closing of any business;

  •
  disposition and conveyance of any property;

  •
  discharge of any liabilities; and

  •
  distribution of any remaining assets to the stockholders of the corporation.

        If any action, suit or proceeding is commenced by or against a corporation before or within the winding up period, the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

Information About the Plan of Liquidation

General

        Following approval by our stockholders of the Plan of Liquidation, we expect to:

  •
  file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

  •
  wind up our business affairs and complete the liquidation of our remaining non-cash assets, if any; and

  •
  pay or attempt to adequately provide for the payment of our known obligations and liabilities.

Based upon our current estimation, after payment of all known obligations and liabilities and wind-up expenses, there will be no funds remaining.

        The dissolution will become effective, in accordance with Delaware Law, upon proper filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware, or on such later date as may be specified in the Certificate of Dissolution. We currently intend to file the Certificate of Dissolution promptly following stockholder approval of the Plan of Liquidation at the Special Meeting and do not intend to specify an effective date later than the date of filing. Following the effectiveness of the dissolution, with the exception of the activities noted in the next sentence, the Company will suspend all business activities. Pursuant to Delaware Law, the Company shall be continued for three years after the dissolution becomes effective, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge its liabilities and distribute its remaining assets, but not for the purpose of continuing the business for which it was organized or any other business. Any legal action commenced by or against the Company during the three-year dissolution period will not terminate by reason of the expiration of such period.

        Although we do not currently contemplate using a liquidating trust to complete the liquidation, we have the discretion to transfer remaining assets, if any, to one or more liquidating trusts in a final distribution. In the highly unlikely event of any transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of Common Stock, beneficial interests in such liquidating trust.

        We anticipate that the interests in any liquidating trust will not be transferable. Therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust, the recipients of the interests will not realize the value thereof unless and until the liquidating trust distributes cash or other assets to them.

        If the stockholders vote to adopt the Plan of Liquidation, the Company's sole director and sole executive officer each have indicated that he intends to continue in office shortly after the dissolution becomes effective under Delaware Law. In the event the stockholders fail to adopt the Plan of Liquidation, the Company's sole director and sole remaining executive officer each have indicated that he intends to resign, and will ask the Company's registered agent in the State of Delaware to resign without designating a replacement. As a result, pursuant to Delaware Law the Company's charter will be forfeited 30 days after the Company's registered agent resigns. Similar to the liquidation scenario, following the effectiveness of the forfeiture, with the exception of the activities noted in the next sentence, the Company will suspend all business activities. Pursuant to Delaware Law, the Company shall be continued for three years after the effectiveness of the forfeiture, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge its liabilities and distribute its remaining assets, but not for the purpose of continuing the business for which it was organized or any other business. Any legal action commenced by or against the Company during this three-year period will not terminate by reason of the expiration of such period.

        The Company has only enough cash to pay for the expenses to wind up the affairs of the Company, including the preparation of this Proxy Statement and holding the Special Meeting. No cash or other assets are expected to be available for distribution to the stockholders. Based upon the current analysis of the Company's sole director and sole executive officer, the Company does not believe that there will be Unknown Liabilities which would warrant the establishment of a contingency reserve.

Known Liabilities Covered; No Further Distributions Anticipated

        Under Delaware Law, in connection with the dissolution of a corporation, the plan of dissolution or liquidation is required to make reasonable provision for (i) payment of the Company's known liabilities and obligations and (ii) Unknown Liabilities. Delaware Law also provides that if there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore. The Plan of Liquidation is drafted consistent with these provisions.

        The primary method to satisfy the Company's known liabilities and obligations was to have them assumed by Commerce and to have Universal guarantee that Commerce would satisfy the liabilities it assumed. With the exception of funds retained by the Company to pay for expenses to call and notice the Special Meeting, draft this Proxy Statement, make necessary SEC filings and wind-up the affairs of the Company, all of the remaining assets of the Company were distributed to the stockholders in the Distribution in December 2008.

        Following (i) stockholder approval of the Plan of Liquidation at the Special Meeting and the filing of the Certificate of Dissolution with the Delaware Secretary of State; or (ii) in the event the stockholders fail to adopt the Plan of Liquidation, prior to the time that the Company's charter is forfeited (as a result of the Company's sole director and sole remaining executive officer resigning and requesting the Company's registered agent in Delaware to resign), the Company expects to pay expenses related to the Special Meeting and the winding up of the Company. In each case, the sole director and the sole executive officer each has indicated that he will resign, leaving only a service company to respond to stockholder correspondence for a limited time until the de minimus funds are depleted.

        Based upon the Company's current estimates, its remaining cash should be sufficient to complete the winding-up of the Company. No cash or other assets are expected to be available for distribution to the stockholders.

Sale of Any Remaining Assets

        The Plan of Liquidation gives our sole director the authority to sell all of our remaining assets, if any. Approval of the Plan of Liquidation will constitute approval of any and all such agreements and sales. The Company will sell our remaining assets, if any, on such terms as are approved by our sole director or a liquidating agent appointed by our sole director. The Company may conduct sales by any means, including by competitive bidding or private negotiations. The Company will not solicit any stockholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our sole director. It is the Company's expectation that it will have no assets available for sale.

Potential Liability of Stockholders; No Contingency Reserve

        Pursuant to Delaware Law, the Company shall be continued for three years after the dissolution becomes effective, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge its liabilities and distribute its remaining assets, but not for the purpose of continuing the business for which it was organized or any other business. Under Delaware Law, if the Company fails to create an adequate contingency reserve to pay for the expenses and liabilities during this three-year period, each stockholder could be held liable for payment to the creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder. As noted above, the Company has not created a contingency reserve because it distributed all of its available funds to the stockholders in the December 2008 Distribution. In addition, based upon the current analysis of the Company's sole director and sole executive officer, the establishment of a contingency reserve is not warranted, even if the Company had funds to commit to establish such a reserve.

        Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder. Although the Company believes it adequately provided for its liabilities and obligations prior to making the Distribution in December 2008, there can be no assurance that Unknown Liabilities will not be asserted. If the Plan of Liquidation is not adopted by the stockholders, and there is no statutory liquidation, the stockholders potentially face a similar liability to return any funds distributed to them if the Company cannot satisfy its Unknown Liabilities during the same three-year period after the Company's charter is forfeited.

Amendment, Modification, Abandonment or Delay of the Plan of Liquidation

        If the Plan of Liquidation is adopted at the Special Meeting, our sole director may modify, amend, abandon or delay the Plan of Liquidation, without further stockholder approval, to the extent permitted by applicable law, if he deems it advisable to do so; however, as of June 4, 2009, the sole director does not reasonably foresee himself taking such action.

Regulatory Approvals

        We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the Plan of Liquidation or our dissolution.

Reporting Requirements

        We have an obligation to continue to comply with the reporting requirements of the Exchange Act. However, in light of the fact that the Company's resources are rapidly being depleted in connection with the winding up of the Company, with the exception of a current report on Form 8-K reporting the results of the Special Meeting, we expect that after the conclusion of the Special Meeting, the Company will stop filing reports with the SEC under the Exchange Act because it will no longer have funds available to make such filings. Until such time as the Company ceases to file reports, it will continue to incur costs.

 Removal From Listing; Final Record Date; No Further Transfers and/or Trading of Common Stock

        On December 23, 2008, the Company filed with the SEC a Notification of Removal From Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 voluntarily withdrawing its Common Stock, the only class of securities that the Company had listed on an exchange, from listing and registration on the NYSE Alternext US (formerly, the American Stock Exchange). The removal of the class of securities from listing on the exchange was effective 10 days after the filing of the Form 25; however, at the request of the Company, as a result of the completion of the Consensual Foreclosure, the NYSE Alternext did not lift the halt on trading in the shares of Common Stock that the NYSE Alternext US had previously imposed upon the shares of Common Stock. As of May 8, 2009, no market existed in shares of the Common Stock. We intend to close our stock transfer books and discontinue recording transfers of Common Stock on the next business day after the conclusion of the Special Meeting (the "Adoption Date"). Thereafter, certificates representing shares of Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Adoption Date, we will not issue any new stock certificates. It is anticipated that no further trading of our shares will occur on or after the Adoption Date.

Absence of Appraisal Rights

        Under Delaware Law, our stockholders are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan of Liquidation.

Material United States Federal Income Tax Consequences

        The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to the Company and our stockholders and holders of options to purchase our stock, but does not purport to be a complete analysis of all the potential tax effects. Tax considerations applicable to particular stockholders will depend on the stockholder's individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

        The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U. S. Department of the Treasury regulations, rulings of the Internal Revenue Service ("IRS"), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan.

        We do not expect there to be any assets available for distribution to our stockholders following our dissolution. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences prove not to be as anticipated and described herein, the result could be increased taxation at the corporate or stockholder level.

        Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan of Liquidation and our dissolution, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

   Consequences to the Company

        Commencing with stockholder approval of the Plan of Liquidation and our dissolution and until the liquidation is completed, the Company will continue to be subject to U. S. federal income tax on any taxable income or loss associated with the sale of our assets and income from operations. We believe that the Company has sufficient available net operating losses to offset any income or gain that might be recognized. Accordingly, the dissolution should not produce a corporate tax liability for federal income tax purposes.

  Consequences to Stockholders

        As noted above, we expect that there will be no assets available for distribution to our stockholders in connection with the liquidation and dissolution of the Company. As a result of our filing a Certificate of Dissolution, a stockholder will recognize a loss equal to such stockholder's tax basis in the shares of Common Stock. A stockholder's tax basis in the shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

        A stockholder's loss will be computed on a "per share" basis, so that loss is calculated separately for blocks of stock acquired at different dates and for different prices. The loss recognized by a stockholder will be a capital loss, provided the stock is held as a capital asset, and will be a long-term capital loss if the share has been held for more than one year.

  Consequences to Option Holders

        To the extent that they have not already terminated with the passage of time following the termination of service of the particular option holder, all currently outstanding compensatory options under our stock option plans will terminate upon our dissolution.

  Taxation of Non-United States Stockholders

        Foreign corporations or persons who are not citizens or residents of the United States should consult their own tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation.

  State and Local Taxes

        Stockholders may also be subject to state or local taxes and should consult their own tax advisors with respect to the state and local tax consequences of the Plan of Liquidation.

        THE PRECEDING DISCUSSION IS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THIS DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR AVOIDING PENALTIES THAT MAY BE IMPOSED ON ANY TAXPAYER. THIS DISCUSSION WAS WRITTEN TO SUPPORT THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF THE COMPANY. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PLAN OF LIQUIDATION AND THE APPLICABILITY OF STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND ANY PROPOSED TAX LAW CHANGES.

 Interests of the Company's Directors and Executive Officers

        No person who has been a director or executive officer of the Company since August 1, 2007 has any substantial interest, direct or indirect, by security interest or otherwise, in the Plan of Liquidation, except as set forth below. Until the earlier of his resignation or a further determination by the Company's sole director, the Company's sole remaining executive officer, C. Douglas Mitchell, will receive cash compensation equal to $275 per hour for hours actually worked in connection with his part-time role as the Company's Secretary and Chief Financial Officer. Until his resignation, Rohn Crabtree, the Company's sole remaining director, will continue to receive a cash retainer of $8,000 per quarter for his service as a director, a member of the Audit Committee and Chairman of the Board of Directors. Additionally, following the filing of the Certificate of Dissolution with the Delaware Secretary of State, the Company will continue to indemnify each of its current and former directors, officers, employees, agents and representatives to the extent required by the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Company's Second Amended and Restated Bylaws, as amended (the "Bylaws"), and any contractual arrangements.

Vote Required

        The adoption of the Plan of Liquidation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

Recommendation of Our Sole Director

        Our sole director recommends that you vote "FOR" the adoption of the Plan of Liquidation.

PROPOSAL 2—ADJOURNMENT PROPOSAL

        In this proposal, we are asking you to authorize the sole director to vote in favor of adjourning or postponing the Special Meeting, and any later adjournments, to a date or dates not later than August 15, 2009, in order to enable the Company to solicit additional proxies in favor of the approval of the Plan of Liquidation. If the stockholders approve the adjournment proposal, our sole director could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to a date or dates not later than August 15, 2009 and use the additional time to solicit additional proxies in favor of the approval of Plan of Liquidation.

        Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of Plan of Liquidation, we could postpone the Special Meeting or adjourn the Special Meeting without considering Proposal 1 for up to 30 days and during that period, seek to convince the holders of those shares voting against Proposal 1 to change their votes to votes in favor of the adoption of the Plan of Liquidation.

        The adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Special Meeting and entitled to vote thereon. Our sole director recommends a vote "FOR" this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information about the beneficial ownership of our Common Stock as of the Record Date by:

  •
  each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

  •
  our sole director;

  •
  our Chief Financial Officer and our other former officers named in the table below under the caption "Named Executive Officers" (we collectively refer to these officers as the "named executive officers"); and

  •
  our sole director and sole executive officer as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC based upon voting or investment power over the securities. Shares and share percentages beneficially owned are based upon the number of shares of Common Stock outstanding on the Record Date, together with options, warrants or other convertible securities that are exercisable for such respective securities within 60 days of the Record Date for each stockholder. Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares of Common Stock subject to options, warrants or other convertible securities that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding for computing the respective percentage ownership of the person holding the option, warrant or other convertible security, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

	Common Stock
	Amount and Nature of Beneficial Ownership
Name	Number of Shares Owned	Right to Acquire(1)	Total	Percent of Class
Principal Stockholders:
Ian B. Carter(2)	250,000	2,500,000	2,750,000	8.9%
Sole Director:
Rohn Crabtree	30,000	—	30,000	*
Named Executive Officers(3):
C. Douglas Mitchell	170,667	83,333	254,000	*
Gregory L. Craig (4)	715,986	300,000	1,015,986	3.3%
Michael J. Fallquist	150,000	125,000	275,000	*
John H. Bomgardner II	60,000	50,000	110,000	*
Steven S. Boss	4,000	—	4,000	*
J. Robert Hipps	—	—	—	*
Thomas J. Ulry	30,000	—	30,000	*
Erik A. Lopez	50,000	—	50,000	*
Sole Director and Sole Executive Officer as a group (2 persons)(5):	200,667	83,333	284,000	*

*
Indicates beneficial ownership of less than 1% of the issued and outstanding class of securities.

(1)
Represents shares of Common Stock issuable upon exercise of stock options or upon conversion of other convertible securities held by such persons that are exercisable within 60 days of the Record Date.

(2)
The mailing address of such stockholder is: P.O. Box 538, 1100 Irvine Blvd., Tustin, California 92780.

(Footnotes continued on the following page.)

(Footnotes continued from the preceding page.)

(3)
Pursuant to SEC rules, the determination of the Company's named executive officers is made with respect to its last completed fiscal year ended July 31, 2008. Mr. Boss was a Chief Executive Officer until his resignation on February 20, 2008. Mr. Craig was Chief Executive Officer from February 20, 2008 until his resignation on December 17, 2008. Mr. Hipps served as the Company's Interim Chief Financial Officer between July 30, 2007 and January 28, 2008, and Mr. Ulry served as the Company's Senior Vice President, Sales and Marketing, until his termination on June 13 2008. Mr. Lopez was Senior Vice President and General Counsel until his resignation on October 5, 2007. Mr. Bomgardner was Senior Vice President and General Counsel from July 18, 2008 until his resignation on December 11, 2008. Mr. Fallquist was Chief Operating Officer until his resignation on December 11, 2008.

(4)
The options to purchase Common Stock reflected in this table include 50,000 options that Mr. Craig received during his prior term as a director of the Company from November 2004 through August 2005.

(5)
Includes Rohn Crabtree, the Company's sole director, and C. Douglas Mitchell, the Company's sole executive officer.

        No director, officer, affiliate of the Company or record owner of more than five percent of the Company's Common Stock, or any associate of such person, is a party adverse to the Company in any material pending legal proceeding or has a material interest adverse to the Company in any such proceeding.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING
FOR THE FISCAL YEAR ENDING JULY 31, 2009

        This section relates to submissions of director nominations and stockholder proposals to be considered at our annual meeting of Stockholders to be held for the fiscal year ending July 31, 2009 (the "2009 Annual Meeting"). In light of the fact that the Company's resources are rapidly being depleted in connection with the winding up of the Company, other than the Special Meeting, there will not be any future meetings of stockholders, including a 2009 Annual Meeting. Accordingly, while a required disclosure, the following paragraphs under this caption do not apply to our circumstances.

Nominations for Directors for the Annual Meeting for the Fiscal Year Ending July 31, 2009

        The Bylaws set forth specific procedures relating to the nomination of the Company's directors (the "Nomination Bylaw"), and no person is eligible for election as a director unless nominated in accordance with the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders only (i) pursuant to the Company's notice of meeting (or any supplements thereto); (ii) by or at the discretion of the Board of Directors; or (iii) by any stockholder of the Company who (A) is a stockholder of record on the date of giving the notice provided for in the Nomination Bylaw and (B) complies with the applicable notice procedures set forth in the Nomination Bylaw.

        Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not more than 120 days nor less than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be received by us no earlier than 120 days prior to such annual meeting nor later than the later of 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

        Therefore, in order to be timely for the annual meeting for the fiscal year ending July 31, 2009, a stockholder's notice would have had to have been delivered to or mailed and received at our principal executive offices not earlier than November 27, 2008 and not later than December 27, 2008 (assuming that the date for our annual meeting for the fiscal year ending July 31, 2009 is not changed by more than 30 days before or 70 days after the anniversary date of the prior year's meeting).

Stockholder Proposals for the Annual Meeting for the Fiscal Year Ending July 31, 2009

        The Bylaws set forth specific procedures to enable stockholders to properly bring business before an annual meeting of stockholders (the "Stockholder Proposal Bylaw"). The proposal of business to be considered by the stockholders may be made at any annual meeting, only (i) pursuant to the Company's notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Company who (A) is a stockholder of record on the date of giving the notice provided for in the Stockholder Proposal Bylaw and (B) complies with the applicable notice procedures set forth in the Stockholder Proposal Bylaw.

        To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be so received no earlier than 120 days prior to such annual meeting nor later than the later of 90 days prior to such annual meeting or the 10th day following the day on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Under the Stockholder Proposal Bylaw, in order to be timely for the annual meeting for the fiscal year ending July 31, 2009, a stockholder's notice regarding a proposal would have had to have been delivered to or mailed and received at our principal executive offices not earlier than November 27, 2008 and not later than December 27, 2008 (assuming that the date for our annual meeting for the fiscal year ending July 31, 2009 is not changed by more than 30 days before or 70 days after the anniversary date of the prior year's meeting).

Stockholder Proposals for Inclusion in Proxy Statement for the Annual Meeting for the Fiscal Year Ending July 31, 2009

        If you wanted us to consider including a proposal in the Company's proxy materials relating to the annual meeting of stockholders to be held for the fiscal year ending July 31, 2009 in accordance with SEC Rule 14a-8, you must have submitted such proposal to the Company not later than November 1, 2008 (assuming that the date for our annual meeting for the fiscal year ending July 31, 2009 is not changed by more than 30 days from the anniversary date of the prior year's meeting). If such proposal was submitted by such date and is in compliance with all of the requirements of Rule 14a-8, and not otherwise excludable under Rule 14a-8, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Form of Stockholder Notice For Nomination Bylaw and Stockholder Proposal Bylaw

        To be effective, the written notice for the annual meeting must set forth:

  For each person whom the stockholder proposes to nominate for election as a Director

        Include (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person; (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (v) such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        As to any other business (Stockholder Proposals) that the stockholder proposes to bring before the meeting

        Include (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment); (iii) the reasons for conducting such business at the meeting; and (iv) any material interest of such stockholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and

        As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or stockholder proposal is made

        Include (i) the name and record address of such stockholder and any such beneficial owner; (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder and beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (v) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to an annual meeting if the stockholder has notified the Company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

DELIVERY OF PROXY STATEMENT TO STOCKHOLDERS SHARING AN ADDRESS

        If you are the beneficial owner, but not the record holder, of shares of Common Stock, your broker, bank or other nominee may only deliver one copy of this proxy statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. A stockholder who wishes to receive a separate copy of the proxy statement, now or in the future, should submit this request by writing to C. Douglas Mitchell, Corporate Secretary, c/o Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, or calling (714) 259-2500. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are currently subject to the information and reporting requirements of the Exchange Act and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports and other information so filed with the SEC may be inspected and copied, at the prescribed rates, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov, which contains reports and other information regarding registrants.

        The following documents which the Company has filed with the SEC are each incorporated by reference into this proxy statement:

  (1)
  The Annual Report of the Company on Form 10-K/A (Amendment No. 1) for the fiscal year ended July, 31, 2008 filed with the SEC on November 26, 2008;

  (2)
  The Quarterly Report of the Company on Form 10-Q for the period ended October 31, 2008 filed with the SEC on December 17, 2008;

  (3)
  The Quarterly Report of the Company on Form 10-Q for the period ended January 31, 2009 filed with the SEC on March 17, 2009;

  (4)
  The Quarterly Report of the Company on Form 10-Q for the period ended April 30, 2009 filed with the SEC on June 2, 2009; and

  (5)
  The Current Reports of the Company on Form 8-K (or Form 8-K/A in the case of the Current Report filed on December 15, 2008) filed with the SEC on August 22, 2008, August 28, 2008, October 23, 2008, October 27, 2008, October 29, 2008, November 12, 2008 (of the two Current Reports on Form 8-K filed on November 12th, only the Current Report on Form 8-K containing Item 1.01 shall be incorporated by reference herein), November 28, 2008, December 15, 2008 and February 2, 2009.

        All documents subsequently filed (but not furnished, unless otherwise stated in such filings) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the date on which the Special Meeting is held, shall be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the date of filing of such documents.

        You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address and telephone number:

C. Douglas Mitchell
Chief Financial Officer and Corporate Secretary
Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92926-1924
(714) 259-2500

        Such copy shall be sent by first class mail or other equally prompt means within one business day of receipt of such request. The copy will not include exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated into the information that the proxy statement incorporates.

        You should rely only on the information or representations provided in this proxy statement or any proxy statement supplement. We have not authorized anyone else to provide you with different information. The delivery of this proxy statement does not, under any circumstances, mean that there has not been a change in our affairs since the date of this proxy statement. It also does not mean that the information in this proxy statement is correct after this date.

 OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

        The sole director does not know of any matter to be acted upon at the Special Meeting other than the proposals described above. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in accordance with their judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Sole Director,

C. Douglas Mitchell Chief Financial Officer and Secretary
Costa Mesa, California June 4, 2009

ANNEX A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
COMMERCE ENERGY GROUP, INC.

        This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the dissolution and winding-up of Commerce Energy Group, Inc., a Delaware corporation(the "Company"), in accordance with the Delaware General Corporation Law, as follows:

        1.     The sole director of the Company has approved this Plan and the Company will solicit the holders of the requisite percentage of the Company's outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), to adopt this Plan (the "Stockholder Vote"). If stockholders holding a majority of the outstanding shares of Common Stock, adopt the Plan pursuant to the Stockholder Vote, the Plan shall constitute the adopted Plan of Liquidation and Dissolution of the Company as of the date of the Stockholder Vote (such date, the "Adoption Date").

        2.     If, notwithstanding the approval of the liquidation and dissolution of the Company pursuant to this Plan by the requisite stockholders of the Company, the board of directors of the Company, which may consist of a sole director (the "Board of Directors") determines that it would be in the best interests of the Company's stockholders or creditors for the Company not to liquidate and dissolve, the dissolution of the Company pursuant to this Plan may be abandoned or delayed until a future date to be determined by the Board of Directors.

        3.     From and after the Adoption Date, subject to the discretionary right of the Board of Directors to abandon or delay implementation of this Plan as described in Section 2 above, the Company shall complete the following corporate actions, all of which may be accomplished by a liquidating agent duly appointed by the Board of Directors (the "Liquidating Agent"), except to the extent that any such action may be taken only by the Board of Directors in accordance with the Delaware General Corporation Law:

          (a)   The Company shall determine whether and when to (i) transfer the Company's remaining property and assets to a liquidating trust (established pursuant to Section 5 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors or the Liquidating Agent in his or its absolute discretion, deems expedient and in the best interests of the Company and the stockholders and creditors of the Company, without any further vote or action by the Company's stockholders. The Company's assets and properties, if any, may be sold by the Board of Directors (or Liquidating Agent or Trustees (as defined below)) in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Board of Directors (or Liquidating Agent or Trustees) will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with sale, exchange and other disposition, the Board of Directors (or Liquidating Agent or Trustees) shall use commercially reasonable means to collect or make provision for the collection of any and all accounts receivable, debts and claims owing to the Company.

          (b)   To the extent of all available assets, the Company shall pay or, as determined by the Board of Directors (or Liquidating Agent or Trustees), make reasonable provision to pay, all claims, liabilities and obligations of the Company, including all unascertained, contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown, all in accordance with Section 281(b) of the Delaware General Corporation Law. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors (or Liquidating Agent or Trustees), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against and unmatured or contingent liabilities and obligations of the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

          (c)   Such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

          (d)   Subject to the approval of any such distribution by the Board of Directors (or Liquidating Agent or Trustees), and only after satisfaction of claims and liabilities pursuant to Section 3(b) above, the Company shall distribute pro rata to its holders of Common Stock all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the liabilities and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors (or Liquidating Agent or Trustees), in their absolute discretion, may determine.

        4.     Any distributions to the stockholders of the Company pursuant to Section 3 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock, as applicable, of the Company. As a condition to receipt of any distribution to the Company' stockholders, the Board of Directors (or Liquidating Agent or Trustees), in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors (or Liquidating Agent or Trustees) of the loss, theft or destruction of their certificates evidencing the Common Stock, as applicable, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors (or Liquidating Agent or Trustees). As a condition to receipt of any final distribution to the Company's stockholders, the Board of Directors (or Liquidating Agent or Trustees), in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with such security or indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock (other than with respect to transfers by will, intestate succession or operation of law) on the Adoption Date.

        5.     If the Board of Directors deems it necessary, appropriate and desirable, in furtherance of the liquidation and distribution of the Company's assets to the stockholders, the Company shall transfer to one or more liquidating trustees (the "Trustees"), for the benefit of its stockholders and/or creditors, under a liquidating trust (the "Trust"), the assets and liabilities of the Company. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more current or former officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the creditors and the stockholders of the Company. Approval of the dissolution of the Company pursuant to this Plan by the holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust, as their act and as a part hereof as if herein written.

        6.     The officers or agents of the Company shall, at such time as the Board of Directors or the Liquidating Agent, in his or its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates but in no event prior to the Adoption Date, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution in accordance with the Delaware General Corporation Law. After the filing of the Certificate of Dissolution, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind-up its business affairs and distribute its assets in accordance with this Plan.

        7.     The Company shall continue to indemnify its current and former officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, including, but not limited to, for the actions taken in connection with this Plan and the winding-up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust, if a Trust is established pursuant to Section 5 of this Plan.

        8.     The Board of Directors of the Company is hereby authorized, and the Liquidating Agent and the Trustees are hereby authorized, all without further action by the Company's stockholders, to do and perform or cause the officers and agents of the Company, subject to approval of the Board of Directors (or Liquidating Agent or Trustees), to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors (or Liquidating Agent or Trustees), to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind-up its affairs.

ANNEX B

December 10, 2008

Board of Directors
Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, CA 92626

Members of the Board:

        You have advised us that AP Finance, LLC and Commerce Gas and Electric Corp. (collectively, the "Lenders") have proposed, under Section 9-620 of the Uniform Commercial Code (the "UCC") as in effect in the State of New York and Section 9620 of the UCC as in effect in the State of California and subject to obtaining Commerce Energy Group, Inc.'s (the "Company") consent, to accept all shares of stock in Commerce Energy, Inc. ("Commerce") in satisfaction of the Company's liabilities and obligations with respect to the secured debt owed to the Lenders (the "Secured Debt") pursuant to the terms and conditions of an acceptance agreement (the "Acceptance Agreement") between the Company and the Lenders (the "Consensual Foreclosure").

        In connection with the Consensual Foreclosure, and pursuant to the terms of the Acceptance Agreement, the Lenders will: (i) consent to the payment of a dividend from Commerce to the Company in the amount of $3.1 million immediately prior to the delivery of the Acceptance Agreement; (ii) consent to Commerce's assumption of certain liabilities and obligations of the Company identified in an assumption letter dated December 10, 2008 between the Company and Commerce (the "Assumption Letter"), including, but not limited to, all liabilities and obligations of the Company under the employment agreements between the Company and its executive officers (including any severance obligations thereunder); (iii) agree to indemnify the Company and its officers, directors, employees, agents and representatives from liabilities arising from any breach by Commerce of its obligations under the Assumption Letter; (iv) release the Company from any and all liabilities and obligations with respect to the Secured Debt; and (v) cancel all warrants to acquire shares of common stock of the Company held by AP Finance, LLC.

        We understand that it is the intention of the Board of Directors of the Company to declare and pay a dividend to its shareholders and to effect an orderly liquidation of the Company following the Consensual Foreclosure.

        You have requested that The Mentor Group, Inc. ("Mentor") provide an opinion (the "Opinion") as to whether, as of the date hereof, the Consensual Foreclosure is fair to the Company, and the holders of the Company's common stock, from a financial point of view. We will receive a fee for providing this Opinion and such fee is not contingent upon the consummation of the Consensual Foreclosure. The Company has also agreed to indemnify us against certain liabilities in connection with our services and to reimburse certain of our expenses.

        You did not request us to, nor did we, either solicit third party indications of interest or evaluate any specific third party proposals relating to the acquisition of all or a part of the Company. We did not initiate or participate in any discussions or negotiations with respect to the Consensual Foreclosure or advised you, the Company or any other party with respect to alternatives to it.

        In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  spoken with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, the Consensual Foreclosure and related matters;

  2.
  reviewed the audited financial statements, prepared by the Company's independent auditors, relating to the operations of the Company, including: (i) an income statement, balance sheet, and cash flow statement for the Company for the fiscal years ended July 31, 2004, 2005, 2006, 2007 and 2008; and (iii) an income statement, balance sheet, and cash flow statement for the Company for the two month period ending September 30, 2007 and September 30, 2008, which the Company's management has represented and warranted as the most current financial statements available;

  3.
  reviewed certain financial projections provided by the Company's management relating to the Company for the fiscal years ending July 31, 2009, 2010 and 2011;

  4.
  reviewed the following documents and agreements: (i) a draft of the Acceptance Agreement; and (ii) a draft of the Assumption Letter;

  5.
  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

  6.
  conducted such other studies, analyses and inquiries as we have deemed appropriate for purposes of this Opinion.

In preparing this Opinion, we relied upon and assumed, the truth, accuracy and completeness of all information supplied or otherwise, including, without limitation, any financial information, forecasts or projections, made available to us, discussed with or reviewed by or for us, or publicly available, and do not assume any responsibility with respect to such information. In addition, where appropriate, we relied upon publicly available information that we believed to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information. We did not independently verify the accuracy and completeness of the information provided to us and have not assumed and expressly disclaim any responsibility for independently verifying such information.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties, facilities or liabilities (i.e., fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        We relied upon and assumed, without independent verification, that the financial forecasts or projections furnished to or discussed with us by the Company, were prepared in a reasonable manner and reflected the best currently available estimates and judgments of the Company's management as to the expected future financial performance of the Company, and that there had been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. This Opinion expresses no view with respect to how the financial forecasts or projections were obtained, the reasonableness of such forecasts or projections, or the assumptions on which they were based. Further, we have relied upon the representations and warranties of management of the Company that management is not aware of any facts or circumstances that would make any such forecasts or projections inaccurate or misleading. This Opinion is necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. Any subsequent change in such conditions could materially affect the assumptions used in the Opinion and would require a reevaluation of such Opinion. Although subsequent developments may affect this Opinion, we have assumed no obligation to update, revise or reaffirm such opinion, and we expressly disclaim any obligation to do so.

        We relied upon and assumed, without independent verification, that: (i) the representations and warranties of all parties to the agreements pertaining to the Consensual Foreclosure and all other related documents and instruments are true and correct; (ii) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party; (iii) all conditions to the consummation of the Consensual Foreclosure will be satisfied without waiver thereof; and (iv) the Consensual Foreclosure will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto.

        We also have relied upon and assumed, without independent verification, that (i) the Consensual Foreclosure will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Consensual Foreclosure will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an adverse effect on the Company. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect from the drafts of said documents. Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed that the Company is not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than the Consensual Foreclosure or in the ordinary course of business. We have also assumed that all the necessary regulatory approvals and consents required for the Consensual Foreclosure will be obtained in a manner that will not change the outcome of the Consensual Foreclosure. This Opinion expresses no opinion as to the price at which the Company's common stock will trade in the future. This Opinion does not give consideration to the tax effect of the proposed Consensual Foreclosure on the Company or the shareholders of the Company in the United States or in any other jurisdiction.

        Mentor and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, the Lenders and other participants in the Consensual Foreclosure and certain of their respective affiliates in the future, for which Mentor and such affiliates may receive compensation.

        We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Consensual Foreclosure; (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Consensual Foreclosure or otherwise, except as set forth in this Opinion; (iii) the fairness of any portion or aspect of the Consensual Foreclosure to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as set forth in this Opinion; (iv) the relative merits of the Consensual Foreclosure as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage; (v) the fairness of any portion or aspect of the Consensual Foreclosure to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders); (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Consensual Foreclosure; (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Consensual Foreclosure under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (vii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Consensual Foreclosure, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Consensual Foreclosure. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Consensual Foreclosure.

        Based upon the foregoing, and in reliance thereon, it is our opinion, as of the date hereof, the Consensual Foreclosure pursuant to the Acceptance Agreement is fair to the Company, and to the holders of the Company's common stock, from a financial point of view.

        This Opinion is furnished for the use and benefit of the Board of Directors of the Company in its evaluation of the Consensual Foreclosure and shall not be used by any other person or for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Mentor's part to any party. This Opinion is delivered to the Company's Board of Directors subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Mentor in the Consensual Foreclosure are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Mentor shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Except with respect to the use of this Opinion in connection in the Company's minutes relating to the Consensual Foreclosure, this Opinion shall not be published or otherwise used, nor shall any public references to us be made (except that the Company may reference us and this Opinion, but without publishing or using this Opinion, in the filing of the Company's Form 8-K), without our prior written approval.

Very truly yours,

THE MENTOR GROUP, INC.

ADDITIONAL INFORMATION

        For additional questions about the Plan of Liquidation and Dissolution, assistance in submitting proxies or voting shares of Commerce Energy Group, Inc. common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
 proxy@mackenziepartners.com
(800) 322-2885 (toll-free)
or
 (212) 929-5500 (call collect)

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 MMMMMMM 0 2 0 6 8 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00ZZEB 0 2 C V + Commerce Energy Group, Inc. Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — Proposals 1 and 2 have been proposed by the Company. The sole director recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. Proposal to adopt the Plan of Liquidation and Dissolution described in the attached proxy statement dated June 4, 2009 and attached thereto as Annex A. For Against Abstain 2. To adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the Plan of Liquidation or Dissolution pursuant to Proposal 1. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Change of Address — Please print new address below. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Submission of your proxy by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:30 p.m., Pacific Time, on July 15, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com/CMNR • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF COMMERCE ENERGY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF COMMERCE ENERGY GROUP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE The undersigned stockholder(s) of Commerce Energy Group, Inc., a Delaware corporation (the “Company”), hereby appoint(s) Rohn Crabtree and C. Douglas Mitchell, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on July 16, 2009, and at any and all adjournments or postponements thereof (the “Meeting”), to represent and vote all shares of the common stock of the Company held of record by the undersigned on May 29, 2009, which the undersigned would be entitled to vote if personally present at the Meeting, as indicated on the reverse side of this card, and to vote in their discretion on any other matters that may properly come before the Meeting. IF THE UNDERSIGNED DOES NOT INDICATE A CHOICE ON A PROPOSAL ON THE REVERSE SIDE OF THIS CARD, ALL SHARES HELD BY THE UNDERSIGNED WILL BE VOTED FOR SUCH PROPOSAL. (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE) THANK YOU FOR VOTING. . Proxy — Commerce Energy Group, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

<STOCK#> 0 2 0 6 8 1 2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00ZZFB 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Commerce Energy Group, Inc. Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — Proposals 1 and 2 have been proposed by the Company. The sole director recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. Proposal to adopt the Plan of Liquidation and Dissolution described in the attached proxy statement dated June 4, 2009 and attached thereto as Annex A. For Against Abstain 2. To adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the Plan of Liquidation or Dissolution pursuant to Proposal 1.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF COMMERCE ENERGY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF COMMERCE ENERGY GROUP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE The undersigned stockholder(s) of Commerce Energy Group, Inc., a Delaware corporation (the “Company”), hereby appoint(s) Rohn Crabtree and C. Douglas Mitchell, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on July 16, 2009, and at any and all adjournments or postponements thereof (the “Meeting”), to represent and vote all shares of the common stock of the Company held of record by the undersigned on May 29, 2009, which the undersigned would be entitled to vote if personally present at the Meeting, as indicated on the reverse side of this card, and to vote in their discretion on any other matters that may properly come before the Meeting. IF THE UNDERSIGNED DOES NOT INDICATE A CHOICE ON A PROPOSAL ON THE REVERSE SIDE OF THIS CARD, ALL SHARES HELD BY THE UNDERSIGNED WILL BE VOTED FOR SUCH PROPOSAL. (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE) THANK YOU FOR VOTING. . Proxy — Commerce Energy Group, Inc.